                     IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE NORTHERN DISTRICT OF OKLAHOMA


IN RE:                           )
                                 )
RECONVERSION TECHNOLOGIES, INC.  )      CASE NO. 95-00821-M
EIN 22-2649848                   )      CHAPTER 11
                                 )
               DEBTOR.           )



                            FIRST AMENDED MODIFIED
                            PLAN OF REORGANIZATION
                      OF RECONVERSION TECHNOLOGIES, INC.
                         PROPOSED BY JOEL C. HOLT AND
                            RICHARD T. CLARK, JR.,
                        CREDITORS AND INTEREST HOLDERS



                                 SUBMITTED BY:
                                 PLAN PROPONENTS:
                                 JOEL C. HOLT
                                 RICHARD T. CLARK, JR.

                                 SEPTEMBER 27, 1997

                          BY:    DOERNER, SAUNDERS, DANIEL
                                  & ANDERSON
                                 GARY M. MCDONALD, OBA# 5960
                                 WILLIAM F. RIGGS, OBA# 7586
                                 LEONARD I. PATAKI, OBA# 6935
                                 320 SOUTH BOSTON, SUITE 500
                                 TULSA, OK  74103
                                 (918) 582-1211

                     IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE NORTHERN DISTRICT OF OKLAHOMA


IN RE:                                )
                                      )
RECONVERSION TECHNOLOGIES, INC.       )      CASE NO. 95-00821-W
EIN 22-2649848                        )      CHAPTER 11
                                      )
               DEBTOR.                )


                             FIRST AMENDED MODIFIED
                             PLAN OF REORGANIZATION
                       OF RECONVERSION TECHNOLOGIES, INC.
                          PROPOSED BY JOEL C. HOLT AND
                             RICHARD T. CLARK, JR.,
                         CREDITORS AND INTEREST HOLDERS
                         ------------------------------

                            ARTICLE I:  INTRODUCTION
                            ------------------------

     This Plan of Reorganization for Reconversion Technologies, Inc. ("Debtor") is proposed by Joel C. Holt and Richard T. Clark, Jr. ("Plan Proponents"). The Plan Proponents are holders of Claims and Interests in Debtor. Neither Plan Proponent has served as an officer or director of Debtor.

     THE INFORMATION CONCERNING DEBTOR CONTAINED IN THIS PLAN AND IN THE ACCOMPANYING DISCLOSURE STATEMENT IS TRUE, CORRECT AND MATERIALLY COMPLETE TO THE BEST OF PLAN PROPONENTS' KNOWLEDGE AND BELIEF. THERE MAY EXIST MATTERS WHICH ARE MATERIAL TO THE AFFAIRS OF DEBTOR WHICH ARE UNKNOWN TO PLAN PROPONENTS, DESPITE THEIR REASONABLE BEST EFFORTS TO PROVIDE ACCURATE AND COMPLETE INFORMATION TO DEBTOR'S CREDITORS AND INTEREST HOLDERS.

     This case was commenced on March 23, 1995. Since that date, no Plan of Reorganization has been presented. Most efforts in the case have involved litigation of claims asserted by Debtor against third parties and the vast majority of Debtor's limited resources have been consumed in this activity.
Plan Proponents believe that the nature of the legal issues and the complexity of Debtor's history have made it difficult for a disinterested person to develop a Plan of Reorganization, and that if Debtor is to be reorganized, it will require leadership from and participation by existing Creditors and Interest Holders.

     This Plan contemplates the acquisition by Debtor of Keystone Laboratories, Inc. as an operating subsidiary, and the establishment for an orderly, and less expensive, means to resolve the pending Retek Claims (as defined herein). All Pre-Petition Common Stock will be subject to a reverse split and Pre-Petition Preferred Stock will be reclassified into Common Stock. A five-member Board of Directors (with three non-management directors who, although Equity Security Holders of Debtor, have not participated in management of Debtor previously) will oversee the affairs of Reorganized Debtor after Confirmation.

                            ARTICLE II:  DEFINITIONS
                            ------------------------

     Unless the context of usage in this Plan indicates otherwise, the following words and phrases shall have the following meanings when their first letter is capitalized in this Plan and in the Disclosure Statement, filed contemporaneously herewith:

     2.1  ACCEPTANCE.  As used herein, this term is defined in (S)1126 of the
          ----------
Bankruptcy Code. A Class of Claims or Interests has accepted this Plan if this Plan has been accepted by Claimants or Interest holders of that Class that hold at least two-thirds in dollar amount and a majority in number of the Allowed Claims or Allowed Interests, which vote either to accept or reject this Plan. Pursuant to 1126(f), a Class that is not impaired under this Plan, and each holder of a Claim or Interest of such Class, is conclusively presumed to have accepted this Plan, and Solicitation of Acceptances with respect to such Class from the holders of Claims or Interests of such Class is not required.

     2.2  ADMINISTRATIVE CONVENIENCE CLASS.  A Class of Unsecured Creditors
          --------------------------------
whose Allowed Claims are $1,000.00 or less, or holders of Allowed Unsecured Claims who elect to reduce a larger claim to $1,000.00 and participate in the Administrative Convenience Class.

     2.3  ADMINISTRATIVE EXPENSE CLAIM.  A Claim allowed by the Court under 11
          ----------------------------
U.S.C. (S)503(b), after hearing, for costs or expense of administration of the case pursuant to Section 330 of the Bankruptcy Code and/or post-confirmation expenses incident to the implementation of this Plan, including professional services, to the extent allowed by the Bankruptcy Court and claims for reimbursement of expenses to preserve or benefit the Estate.

     2.4  ALLOWED CLAIM.  A Claim which is allowed by the Court under 11 U.S.C.
          -------------
(S)502(a), representing the amount owed by Debtor as of the Petition Date, March 23, 1995, and certain post-petition charges on secured claims, if applicable, as contemplated by 11 U.S.C. (S)506(b) and approved by the Bankruptcy Court. If a claim is timely filed before the Bar Date, the allowed amount will be the claimed amount, provided no objection is or has been filed, or the claim is not listed as "Disputed" in this Plan or a schedule appended hereto. If no Proof of Claim has been filed, the amount of the claim will be the amount scheduled by Debtor pursuant to 11 U.S.C. (S)521(1) and Bankruptcy Rule 1007(a)(1), if it is listed as not disputed, contingent or unliquidated. If an objection to a Claim is filed, the amount and validity of the Claim will be the amount determined by the Court.

     2.5  ALLOWED SECURED CLAIM.  An Allowed Claim arising on or before the
          ---------------------
Petition Date that is secured by a valid lien on property of Debtor which is not void or voidable under any state or federal law or an Allowed Claim for which the holder asserts a set-off under (S)553 of the Code, to the extent of the value (which is either agreed to by the Debtor pursuant to this Plan, or in the absence of an agreement, has been determined in accordance with (S)506(a) or
(S)1111(b) of the Code) of the interest of holder of such allowed claim in Debtor's property, or an Allowed Claim that Debtor has agreed to treat as an Allowed Secured Claim pursuant to this Plan. That portion of such an Allowed Claim exceeding the value of security held therefor shall be an Allowed Unsecured Claim except as modified by this Plan.

     2.6  ALLOWED TAX CLAIM.  All or that portion of any Tax Claim which is an
          -----------------
Allowed Claim, in the amounts and as described in Article 5.2 of this Plan, without modification.

     2.7  ALLOWED UNSECURED CLAIM.  An Allowed Claim against Debtor which is not
          -----------------------
an Allowed Tax Claim or an Allowed Secured Claim.

     2.8  BANKRUPTCY CODE.  The Bankruptcy Reform Act of 1978 as amended in
          ---------------
Title 11 of the United States Code (11 U.S.C. (S)101, et seq.).
                                                      -- ---

     2.9  BANKRUPTCY COURT.  The United States Bankruptcy Court for the Northern
          ----------------
District of Oklahoma which has jurisdiction over this case.

     2.10 BAR DATE.  February 20, 1996, the date fixed by the Bankruptcy Court
          --------
as the deadline for filing claims in this case.

     2.11 CHARTER AMENDMENTS.  The amendments to Debtor's Certificate of
          ------------------
Incorporation to be effected under this Plan, pursuant to Article 8.10 hereof.

     2.12 CLAIM.  Any right of a Creditor to payment from Debtor, whether or not
          -----
such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, unsecured; or any right to any equitable remedy for breach of performance, if such breach gives rise to a right to payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     2.13 CLAIMS AGAINST KLENDA GORDON & GETCHELL.  Shall refer to Claims of
          ---------------------------------------
this Estate which exist against Klenda Gordon & Getchell, a Tulsa, Oklahoma law firm, arising from legal services rendered for Debtor, or claims of any other nature, whether filed, asserted or unasserted. This Claim is also included in the aggregate group defined as Retek Claims.

     2.14 CLARK CLAIMS.  Potential Claims of the Estate identified by the
          ------------
Examiner against Richard T. Clark, Jr. This Claim is also included in the aggregate group defined as Retek Claims.

     2.15 CLASS.  A category of Claims or Interests which are substantially
          -----
similar to the other claims in such class.

     2.16 COMMON STOCK.  The common stock of Debtor authorized in Debtor's
          ------------
Certificate of Incorporation in effect as of the Petition Date.

     2.17 CONFIRMATION DATE.  The date upon which the Order of Confirmation is
          -----------------
entered by the Bankruptcy Court.

     2.18 CONFIRMATION ORDER.  The Order entered by the Bankruptcy Court
          ------------------
confirming this Plan, as it may be amended or modified.

     2.19 CONSUMMATION OF THE PLAN.  The substantial performance of all material
          ------------------------
obligations provided for in this Plan.

     2.20 CREDITOR.  Any person having a Claim against the Debtor, that arose on
          --------
or before the Petition Date, or a Claim against any of the Debtor's Estate of a kind specified in 502(9)(b) or (1) of the Bankruptcy Code.

     2.21 DEBTOR.  Reconversion Technologies, Inc., a Delaware corporation.
          ------

     2.22 DEBTOR-IN-POSSESSION.  The entity created upon the filing of Debtor's
          --------------------
Chapter 11 bankruptcy case.

     2.23 DISCLOSURE STATEMENT.  The disclosure statement filed in this
          --------------------
bankruptcy case pursuant to 11 U.S.C. (S)1125, as amended and approved by the Bankruptcy Court.

     2.24 DISPUTED CLAIM.  Any Claim (other than an Allowed Claim) either (1)
          --------------
scheduled by Debtor as disputed, contingent or unliquidated, (2) proof of which has been filed with the Bankruptcy Court and an objection to the allowance of which has been timely filed by a party in interest, which objection has not been resolved by a final order, or (3) listed as Disputed on an exhibit appended hereto.

     2.25 EFFECTIVE DATE.  Twenty (20) days after the entry of the Confirmation
          --------------
Order.

     2.26 EQUITY COMMITTEE.  The Committee appointed by the Court to represent
          ----------------
the holders of Interests, whose members are Donald R. Nichols, Jeff Tsay, Pat Catizone, and Ali Mahtashemi.

     2.27 EQUITY SECURITY HOLDERS.  Holders of Debtor's Preferred Stock or
          -----------------------
Common Stock outstanding as of March 23, 1995, the Petition Date.

     2.28 ESTATE OR DEBTOR'S ESTATE.  The estate created by (S)541 of the
          -------------------------
Bankruptcy Code upon commencement of this chapter 11 case.

     2.29 EXAMINER.  Neal Tomlins of Tulsa, Oklahoma, who is the appointed
          --------
Examiner in the Debtor and Retex cases, appointed by the Bankruptcy Court on August 20, 1995, pursuant to 11 U.S.C. (S) 1104(a).

     2.30 FILED.  Filed in the Bankruptcy Court or, with regard to a proof of
          -----
claim, deemed filed pursuant to 11 U.S.C. (S)1111(a).

     2.31 GAIA.  GAIA Technologies, Inc., a corporation with its principal
          ----
offices in Houston, Texas.

     2.32 GAIA CLAIMS.  Claims Debtor may have against GAIA or persons
          -----------
associated with GAIA from the GAIA litigation. This Claim is also included in the aggregate group defined as Retek Claims.

     2.33 GORDON CLAIMS.  Potential claims of the Estate identified by the
          -------------
Examiner against George D. Gordon. This Claim is also included in the aggregate group defined as Retek Claims.

     2.34 HOLT CLAIMS.  Potential claims of the Estate identified by the
          -----------
Examiner against Joel C. Holt. This Claim is also included in the aggregate group defined as Retek Claims.

     2.35 INTEREST.  The interest of an Equity Security Holder which existed
          --------
Pre-Petition.

     2.36 KLENDA GORDON & GETCHELL CREDITOR CLAIM.  The Unsecured Claim asserted
          ---------------------------------------
by Klenda Gordon & Getchell.

     2.37 KEYSTONE.  Keystone Laboratories, Inc., a Delaware corporation.
          --------

     2.38 NEW COMMON STOCK.  The common stock of Debtor authorized in Debtor's
          ----------------
Certificate of Incorporation after the Charter Amendments are effective (i.e., after the reverse stock split and the reclassification of the Preferred Stock).

     2.39 NET OPERATING LOSS ("NOL").  Total deductible expenses exceeding net
          --------------------------
revenues accumulated from tax period to tax period.

     2.40 PETITION DATE.  March 23, 1995.
          -------------

     2.41 PLAN.  This Plan of Reorganization, including any amendments or
          ----
modifications thereto.

     2.42 PRE-PETITION SHARES.  Preferred Stock and Common Stock of Debtor which
          -------------------
were issued and outstanding immediately prior to the filing of the Petition of Debtor, commencing this case.

     2.43 PREFERRED STOCK. The preferred stock of Debtor issued by Debtor prior
          ---------------
to the Petition Date.

     2.44 PRIORITY CREDITOR.  The owner and holder of an Allowed Priority Claim.
          -----------------

     2.45 RECONVERSION TECHNOLOGIES, INC. OF TEXAS ("RETEX").  A Texas
          --------------------------------------------------
corporation and a wholly-owned subsidiary of Debtor. Retex is a Debtor in a Chapter 11 Bankruptcy Case pending in the United States Bankruptcy Court for the Northern District of Oklahoma, Case No. 95-00822, which has been administratively consolidated with Debtor.

     2.46 RECYCLED PRODUCTS.  Recycled Products Corporation (sometimes referred
          -----------------
to as Recycled Products, Inc.), a corporation with its principal offices in Dallas, Texas.

     2.47 REORGANIZED DEBTOR.  Debtor, on and after the Effective Date.
          ------------------

     2.48 RETEK CLAIMS.  Shall refer to all claims and causes of action which
          ------------
existed against third parties at the commencement of this case which are not compromised, released or discharged in this case, and include, without limitation, claims Debtor holds or may hold defined as Clark Claims, Holt Claims, Rimer Claims, Gordon Claims, Claims against Klenda Gordon & Getchell and GAIA Claims.

     2.49 RETEX.  Reconversion Technologies of Texas, Inc., and a wholly owned
          -----
subsidiary of Debtor.

     2.50 RETEX LIQUIDATING TRUST.  Shall refer to the Liquidating Trust created
          -----------------------
in the Retex Plan of Reorganization. The principal asset of the Liquidating Trust will be the Retex Plant in Brenham, Texas.

     2.51 RIMER CLAIMS.  Potential claims of the Estate identified by Examiner
          ------------
against Ira Rimer. This Claim is also included in the aggregate group defined as Retek Claims.

     2.52 SECURED CLAIM.  Pursuant to 11 U.S.C. (S)506(b), a Claim against
          -------------
property of the Debtor's Estate for which the claimant holds duly perfected mortgage, lien (statutory or otherwise), security interest or other encumbrance, as security for the payment of such claim, to the extent that the value of the property securing the claim is equal to or exceeds such claim. That portion of such claim exceeding the value of the property securing the claim shall be an Unsecured Claim, as defined below.

     2.53 SPECTRUM.  Spectrum Recycling Technologies Incorporated, a corporation
          --------
organized under the laws of New York, and in which Debtor owned a substantial equity interest. Spectrum became a debtor-in-possession in Case No. 95-32187-T in the United States Bankruptcy Court for the Eastern District of Virginia.

     2.54 TAX CLAIM.  A Claim which, if allowed, would be entitled to priority
          ---------
under (S)507(a)(7) of the Code.

     2.55 TNRCC.  Texas Natural Resources Conservation Corporation.
          -----

     2.56 UNSECURED CLAIM.  All Claims against Debtor for which the claimant
          ---------------
holds no valid lien, mortgage, security interest or other encumbrance on property of the bankruptcy estate as security for the payment thereof, and all claims against the bankruptcy estate for which the claimant holds a valid lien, mortgage, security interest or other encumbrance on property of the bankruptcy estate as security for the repayment thereof to the extent that such claim exceeds the value of the property.

     2.57 WARRANTS.  The Warrants (designated in this Plan as Class "A," "B,"
          --------
and "C" Warrants) to be issued by Reorganized Debtor to holders of Interests, as set forth in Article 8.9 below.

                         ARTICLE III:  CONCEPT OF PLAN
                         -----------------------------

     This Plan is premised on the concept that the Claims and Interests of Creditors and Equity Security Holders are best served by an orderly reorganization of Debtor built around the acquisition by Debtor of Keystone Laboratories, Inc. ("Keystone") and the establishment of a less expensive procedure for resolution of Retek Claims.

     Keystone is engaged in the business of forensic drug testing. Keystone's business affairs, history and financial data are more particularly described in the Disclosure Statement. Currently, all outstanding shares of Common Stock of Keystone are owned by Richard T. Clark, Jr. and Joel C. Holt, Plan Proponents. Under this Plan, Messrs. Holt and Clark will exchange their shares in Keystone for New Common Stock in Reorganized Debtor as follows:


                                                  Shares of New Common
                                                  Stock in Reorganized
                                 Shares in        Debtor Received in
                                  Keystone        Exchange for Keystone Stock
                                 ---------        ---------------------------
Richard T. Clark, Jr.               500           Total of 19.5%
                                                  (1,250,000 shares) of
                                                  outstanding shares of New
                                                  Common Stock on the
                                                  Effective Date

Joel C. Holt                        500           Total of 19.5%
                                                  (1,250,000 shares) of
                                                  outstanding shares of New
                                                  Common Stock on the
                                                  Effective Date

The above shares of New Common Stock do not include other shares of New Common Stock to be received by Messrs. Clark and Holt pursuant to this Plan in their capacities as either Equity Security Holders of Common Stock and Preferred Stock or as Creditors.

     Clark Capital Corp. acquired all outstanding shares of Keystone from ProActive Technologies, Inc. ("ProActive") in July, 1996, for a total consideration of $1,500,000. These shares were subsequently transferred to Plan Proponents by Clark Capital Corp., free and clear of any lien, claim or encumbrance. A substantial portion of the purchase price and accrued interest ($1,354,080) remains unpaid to ProActive and was due on June 30, 1997, but has been extended until December 31, 1997, and will remain an independent obligation of Clark Capital Corp., Richard T. Clark, Jr., and Joel C. Holt. The shares of Keystone stock will be acquired by Debtor free from any lien, claim or encumbrance therein of ProActive, Clark Capital Corp. or Plan Proponents. ProActive has confirmed through correspondence from ProActive's counsel, Robert
E. Maloney, Jr., dated June 27, 1997, that ProActive has agreed to release any interest it may have in the Keystone stock, after ProActive had previously asserted that the Keystone stock was subject to a security interest in favor of ProActive. Plan Proponents assert that ProActive never had a lien, claim or encumbrance in the Keystone stock after the sale to Clark Capital Corp.

     Unaudited Financial Statements of Keystone for the years 1993, 1994, 1995, 1996 and 1997 are appended as Appendix 8 to the Disclosure Statement. Following the stock exchange pursuant to this Plan, Keystone would become a wholly owned subsidiary of Debtor.

     In addition to the acquisition of Keystone and the orderly collection of Retek Claims proposed herein, Reconversion Technologies, Inc. of Texas ("Retex"), a subsidiary of Debtor, will be liquidated through a Liquidating Plan and a Retex Liquidating Trust in its pending Chapter 11 case./1/ Debtor is the principal secured creditor of Retex. The principal asset of Retex is the Brenham Plant facility in Brenham, Texas ("Brenham Plant"). Pursuant to the Liquidating Trust, the Brenham Plant would be sold. No sale is expected in the near future. Debtor is the major secured creditor of Retex, but under this Plan Debtor will agree to subordinate its allowed secured claim against Retex in the amount of $5,000,000 to the extent of up to $200,000 of the first dollars received from the sale to permit payment of Retex's allowed claims and administrative expenses. The balance of all funds or assets of Retex (after the lesser of the amounts required to pay Retex's allowed priority claims and allowed claims, or $200,000) will be paid by the Liquidating Trust to Debtor in satisfaction of the Retex obligation to Debtor, and Debtor will retain such claim and enforce it against Retex for the benefit of Debtor's Creditors and Interest holders.

---------------

/1/  No Plan has yet been filed in the Retex case.

     Following the acquisition of Keystone and the liquidation of the principal assets of Retex through the Retex Liquidating Trust and collection on any Retek Claims, Debtor's only operating asset will be Keystone. Debtor will be engaged solely in the business of forensic drug testing through Keystone unless and until Debtor expands its business activities. Under this Plan:

     (a) All Pre-Petition Shares of Common Stock will be subject to a one-for-eight reverse stock split such that each holder of Pre-Petition shares of Common Stock will receive the number of shares of New Common Stock equal to the number of shares of Pre-Petition Common Stock held by the holder, divided by eight;

     (b) All Pre-Petition Shares of Preferred Stock will be reclassified as New Common Stock and the holders of Preferred Stock will receive a pro rata share of 1,274,172 shares of New Common Stock in exchange for Pre-Petition Preferred Shares;

     (c) Certain Creditor Claims may be converted into New Common Stock; and

     (d) Warrants to purchase New Common Stock will be issued to certain holders of Interests.

                         ARTICLE IV:  BUSINESS HISTORY
                         -----------------------------

     The history of Debtor's business affairs are set forth in detail in the accompanying Disclosure Statement. A brief summary of the business reverses follows, but the more complete discussion on business affairs described in the Disclosure Statement should be consulted for more detail.

A.  RECYCLED PRODUCTS CORPORATION DISPUTE
-----------------------------------------

     The Recycled Products dispute arose from the purchase by Retex (at the time of purchase Retex was not affiliated with Debtor) of real estate, equipment, technology and inventory from Recycled Products. Recycled Products operated a manufacturing facility in Brenham, Texas. The asset acquisition was paid for by the issuance and delivery by Retex of 33,000 shares of Retex Common Stock delivered to Recycled Products and the shareholders of Recycled Products. In connection therewith, Struthers Investment Enterprises, an Oklahoma general partnership, also acquired 8,000 shares of Retex Common Stock for services rendered in assisting Retex in the purchase of assets from Recycled Products./2/ Thereafter, Recycled Products, Struthers Investment Enterprises and the other shareholders of Recycled Products exchanged all their outstanding shares of Retex Common Stock with Debtor, in exchange for 2,485,000 shares, 710,000 shares, and 355,000 shares, respectively, of Debtor's Common Stock. Thereupon, Debtor held all outstanding and issued shares of Retex.

     On or about September 16, 1993, Debtor was advised that Entek Corporation ("Entek") asserted that it owned certain of the equipment, inventory and technology which Retex acquired from Recycled Products. In effect, Entek was alleging that Recycled Products sale to Retex of certain assets was fraudulent. Entek was a debtor in a bankruptcy case pending in the United States Bankruptcy Court for the Northern District of Texas. John Flowers, who was appointed Examiner in the Entek case, initiated an adversary action styled John Flowers, Examiner v. James E. Turner, Betty R. Turner, Recycled Products, Inc. and Reconversion Technologies, Inc., Adversary Proceeding No. 393-3559, to, among other matters, recover certain of the assets sold by Recycled Products to Retex and to obtain a money judgment against Recycled Products. On May 22, 1996, the Texas Bankruptcy Court entered a money judgment in favor of Entek against Recycled Products. Entek, pursuant to the judgment of the Texas Bankruptcy

---------------

/2/ Struthers Investment Enterprises is described in more detail in the Disclosure Statement. Plan Proponents each acquired Common Stock of Debtor from Struthers Investment Enterprises, as noted in the Disclosure Statement, at footnote 5.

Court, was determined to be the owner of most inventory, technology and equipment sold by Recycled Products to Retex, and was determined to be entitled to claims to proceeds thereof. These assets were sold by public auction. In addition, John Flowers, Examiner for James E. Turner and Entek Corporation, acquired by execution on his judgment against Recycled Products the 2,712,000 shares of Debtor's Common Stock, which had been issued to Recycled Products in exchange for Retex stock. The shares of Debtor's Common Stock acquired by Flowers were thereafter, to the knowledge of Plan Proponents, subject of a settlement agreement with GAIA, pursuant to which 1,189,250 of the shares of Debtor's Common Stock were conveyed to GAIA and 1,356,000 were retained by John Flowers, Examiner for James E. Turner and Entek Estates. In addition, 166,750 shares of Debtor's Common Stock were to be transferred to the Clark Group consisting of Richard T. Clark, Jr., Joel C. Holt and Ira Rimer in equal portions in settlement of independent claims of the Clark Group against Recycled Products. At the present time, Debtor believes these shares of Debtor's Common Stock to be held as follows:

                     John Flowers, Examiner for    1,356,000
                       James E. Turner and
                       Entek Estates
                     GAIA Technologies             1,189,250
                     Clark Group                     166,750

     As a result of the Entek adversary action, Retex was divested of most equipment, inventory and technology which had been acquired by Retex from Recycled Products, but retained the real estate (the Brenham Plant) described as 1709 Highway 36 North, Brenham, Texas, and more particularly described in Appendix 1 to the Disclosure Statement. The Brenham Plant, owned by Retex, is subject to oversight by Neal Tomlins, Examiner of Retek (as well as Debtor), and is presently leased to ThermaSave Corporation through December, 1997, at a monthly rental of $3,000 for April, May and June, 1997, $6,000 monthly rental for July, August and September, 1997, and $9,000 per month for October, November and December, 1997, pursuant to a triple net lease. The regular monthly rental is $6,000 per month, and provides two one-year options (the first of which Plan Proponents assume has been exercised such that the lease now expires on June 30,
1998). The lease extends an option to purchase the Brenham Plant for $640,000 during the term of the Lease, which if the remaining option is exercised, will extend to June 30, 1999. The Examiner has advised that a default exists in the July and August rental payments.

B.  GAIA LITIGATION
-------------------

     The GAIA litigation arose over patent and trademark infringement claims of GAIA against Debtor with respect to technology that Retex believed it had acquired from Recycled Products. Debtor incurred legal expenses in excess of $600,000 in defending the GAIA litigation. GAIA originally obtained a judgment against Debtor and others in the United States District Court for the Southern District of Texas in March 1995, after trial of the matter. A judgment was also rendered in favor of GAIA against Plan Proponents and other individuals. On appeal to the U.S. Federal Circuit Court of Appeals, the GAIA judgment was vacated and reversed and a GAIA's request for rehearing was denied. On remand to the United States District Court for the Southern District of Texas, that Court entered a judgment on July 18, 1997, against Debtor, Retex, Progressive Capital Corporation, David Gordon, Ira Rimer, Joel C. Holt, and Richard T. Clark, Jr., for (a) $4,350,000; (b) pre-judgment interest of $2,130,192.79; and
(c) attorney's fees of $450,000. In addition, the Court entered judgment against Debtor, Retex and Progressive Capital Corporation, jointly and severally, as follows: (a) $125,000; and (b) pre-judgment interest of $61,212.42. A separate judgment was entered against David Gordon, Ira Rimer, Joel C. Holt and Richard T. Clark, Jr., of $100,000 each for a total of $400,000. On the total judgment as entered, interest accrues after July 10, 1997 at 5.65%. The GAIA claims against Debtor are and have been vigorously disputed and previously been reversed. Plan Proponents believe that the judgment is in derogation of the remand from the appellate court, and have appealed the decision. The GAIA litigation is described in more detail in the Disclosure Statement. Debtor may have claims against GAIA, which potential claims are retained under this Plan and will be evaluated and disposed of pursuant to this Plan, post-Confirmation. See Article 8.2 of this Plan.

C.  SUMMARY
-----------

     As a result principally of the Entek and GAIA litigation, the assets in which Debtor had made substantial investment were depleted. In addition, Debtor was stripped of assets for business operations. The Brenham Plant was closed by Debtor, in an effort to comply with Orders of the United States District Court in the GAIA litigation. The impact of these litigation matters on the operation of Debtor's other subsidiary interests was equally devastating and are discussed in detail in the Disclosure Statement.

               ARTICLE V:  CLASSIFICATION OF CLAIMS AND INTERESTS
               --------------------------------------------------

     This Article establishes Classes for all Claims against and of all Interests in Debtor. A Claim or Interest falls within a particular Class to the extent the Claim or Interest meets the description of the Class. Creditors or Equity Security Holders may hold Claims or Interests which fall within one or more Classes to the extent that its Claims or Interests meet the description of the other Class or Classes.

     5.1  CLASS 1 CLAIMS:  ALLOWED ADMINISTRATIVE CLAIMS.  Allowed Claims under
          ----------------------------------------------
(S)503(b) of the Bankruptcy Code. The Class 1 Claims include (i) allowed but unpaid attorneys' fees on the Effective Date for Debtor's counsel, Riggs, Abney, Neal, Turpen Orbison & Lewis, and (ii) allowed but unpaid professional fees due to Neal Tomlins, Examiner, and his counsel, and fees and expenses not yet presented for payment and, therefore, not approved.

     5.2  CLASS 2 CLAIMS:  ALLOWED PRIORITY CLAIMS.  Allowed Unsecured Claims
          ----------------------------------------
entitled to priority pursuant to (S)507(a) of the Bankruptcy Code. The Debtor has scheduled priority claims owing in unknown amounts to the Internal Revenue Service and the Securities and Exchange Commission. The Plan Proponents believe that there is no liability to either of the agencies included in this Class.

     5.3  CLASS 3:  DISPUTED SECURED CREDITORS.  This Class consists of
          ------------------------------------
Creditors who assert a secured claim against Debtor and its assets. All of such secured claims are disputed, and all underlying claims are disputed, as they do not arise from obligations of Debtor but instead represent, if valid, obligations of Retex. It is believed that the joint administration of the Debtor's case and the Retex case may have created confusion among Retex creditors who assert secured status in this case. Class 3 Creditors are listed on Exhibit A hereto.

     5.4  CLASS 4 CLAIM: CLAIM OF TRANSFER AGENTS AST AND DEPOSITORY TRUST CO.
          -------------------------------------------------------------------
The Class 4 Claim consists of the pre-petition Unsecured Claim of American Securities Transfer ("AST") in the amount of $3,553.66 and of the pre-petition Unsecured Claim of Depository Trust Co. in the amount of $1,050.00. Both claims were incurred for stock transfer services rendered to Debtor pre-petition.

     5.5  CLASS 5 CLAIMS: ADMINISTRATIVE CONVENIENCE SMALL CLAIMS.   Class 5
          ---------------------------------------------------------
Claims consist of all Allowed Unsecured Claims against Debtor to which no objection has been interposed, which are $1,000 or less in amount, and shall include Class 6 Creditors who elect to reduce their claim for Class 5 participation. Class 5 Creditors are listed on Exhibit B hereto.

     5.6  CLASS 6 CLAIMS:  UNSECURED CLAIMS.  Class 6 Claims consist of all
          ---------------------------------
Allowed Unsecured Claims against Debtor to which no objection has been interposed and total approximately $413,668.49. These Class 6 Claims are listed on the attached Exhibit C. Disputed Claims which would otherwise be included within this Class are designated on Exhibit D, and will not be Allowed until allowed by Final Order of the Bankruptcy Court. The aggregate amount of Disputed Claims is $1,503,824.19. Expressly excluded from Class 6 Claims are the Klenda Gordon & Getchell Creditor Claim and the GAIA Claim, which are separately classed.

     5.7  CLASS 7 CLAIM:  DISPUTED UNSECURED CLAIM OF GAIA.  GAIA is the holder
          ------------------------------------------------
of a disputed Unsecured Claim against Debtor. On March 17, 1995, GAIA obtained a judgment against Debtor and certain individuals in the aggregate sum of $22 million dollars in the United States District Court for the

Southern District of Texas styled Gaia Technologies, Inc. v. Reconversion
                                  ---------------------------------------
Technologies, Inc., et al., Case No. H-94-2258 and GAIA filed its Proof of Claim
--------------------------
in this case for $23,043,276.31. On August 19, 1996, the U.S. Court of Appeals for the Federal Circuit reversed and vacated the judgment entirely and remanded the matter to the U.S. District Court for the Southern District of Texas. A copy of the Opinion of the Court of Appeals are on file in this case. The GAIA Claim is disputed under this Plan. An objection to the GAIA claim was filed seeking a determination of the value of the GAIA claim through the claim estimation process pursuant to 11 U.S.C. (S)502(c). After the objection was filed, the United States District Court for the Southern District of Texas (to which the appeals court had remanded the matter after vacating and reversing the judgment) entered judgment in favor of GAIA and against Debtor and others as follows:

          (a) Judgment against Debtor, Retex, Progressive Capital Corporation, David Gordon, Ira Rimer, Joel C. Holt and Rick T. Clark, Jr., jointly and severally, for:

               (i)  $4,350,000;

               (ii) pre-judgment interest of $2,130,192.79;

          (b) Judgment against Debtor, Retex and Progressive Capital Corporation, jointly and severally, for:

               (i)  $125,000;

               (ii) pre-judgment interest of $61,212.42;

          (c) Judgment against David Gordon, Ira Rimer, Joel C. Holt and Richard T. Clark, Jr. for $100,000 each, in the nature of punitive damages;

          (d) Attorney's fees of $450,000 against Debtor, Retex, Progressive Capital Corporation, David Gordon, Ira Rimer, Joel C. Holt and Richard T. Clark, Jr., jointly and severally; and

          (e)  Post-judgment interest after July 10, 1997, at 5.65%.

     The aggregate amount of the judgment against Debtor and other parties is $7,116,405.21, exclusive of interest after July 10, 1997. Debtor and Plan Proponents have initiated an appeal of the judgment, which it is believed was rendered in contravention of the mandate from the Court of Appeals which vacated the earlier judgment of $23,043,276.31. The appeal will be vigorously prosecuted by Debtor and Plan Proponents.

     Plan Proponents believe the value of the GAIA claim against the Estate will ultimately be determined to be zero, and further that the Estate may have claims against GAIA arising as a result of the GAIA litigation, which potential claim is reserved pending analysis. See Article 8.2 of this Plan.

     5.8  CLASS 8 CLAIM:  TNRCC CLAIM.  The TNRCC Claim against Debtor arises,
          ---------------------------
if at all, in connection with certain environmental claims which are asserted by TNRCC against Retex from operation of the Retex plant in Brenham, Texas. TNRCC has not filed a claim against Debtor. Debtor believes that TNRCC asserts its claim against Retex, and as set forth in the Disclosure Statement, that Debtor has no liability to TNRCC.

     5.9  CLASS 9 CLAIM:  KLENDA GORDON & GETCHELL CREDITOR CLAIM.  This Class
          -------------------------------------------------------
consists of the Claim of Klenda Gordon & Getchell asserting an Unsecured Claim in the amount of $128,439.37. The Estate asserted claims against Klenda Gordon & Getchell which on May 22, 1997, resulted in a judgment in favor of Debtor against Klenda Gordon & Getchell for $98,625 together with interest at 6.72% from June 21, 1996, until paid.

     5.10 CLASS 10 INTERESTS:  PREFERRED STOCK.  This Class consists of the
          ------------------------------------
Interests of the Equity Security Holders who own Pre-Petition Shares of Preferred Stock. According to information available to Plan Proponents, there were 1,104,081 Pre-Petition Shares of Preferred Stock issued by Debtor and held by approximately forty-eight (48) entities or individuals who are listed on Exhibit E.

     5.11 CLASS 11 INTERESTS:  COMMON STOCK.  This Class consists of the
          ---------------------------------
Interests of the Equity Security Holders who own Pre-Petition Shares of Common Stock of Debtor. According to information available to Plan Proponents, there are outstanding 11,807,785 Pre-Petition Shares of Common Stock held by approximately 301 entities or individuals. The owners and their holdings of these shares, as of November 17, 1994, according to the records of Debtor's stock transfer agent, AST, are contained in "List of Equity Security Holders" filed in the office of the United States Bankruptcy Court Clerk for the Northern District of Oklahoma on or about April 19, 1995, and listed on Exhibit F.

            ARTICLE VI:  CLAIMS AND INTERESTS IMPAIRED BY THIS PLAN
            -------------------------------------------------------

     Classes 1, 2, 4, and 5 are unimpaired by this Plan. Claims in Classes 3, 6, 7, 8 and 9, and the Interests in Classes 10 and 11 are impaired by this Plan.

                ARTICLE VII:  TREATMENT OF CLAIMS AND INTERESTS
                -----------------------------------------------

     7.1  CLASS 1 CLAIMS:  ALLOWED ADMINISTRATIVE CLAIMS.  The Class 1 Claims
          ----------------------------------------------
will be paid in cash within forty-five (45) days after the Effective Date or within twenty (20) days of determination and allowance by the Bankruptcy Court if determined after 45 days of the Effective Date, or as may be otherwise agreed between Debtor and each Class 1 Claimant. Class 1 is unimpaired.

     7.2  CLASS 2 CLAIMS:  ALLOWED PRIORITY CLAIMS.  The Class 2 Claim of the
          ----------------------------------------
Internal Revenue Service and the Securities and Exchange Commission were scheduled to assure each agency an opportunity to be heard and to protect its interest in this case. No liability is owed to either entity and, therefore, no payment will be made on Class 2 Claims under this Plan. Class 2 is unimpaired, if Plan Proponents' information is correct.

     7.3  CLASS 3:  DISPUTED SECURED CLAIMS.  Debtor will object to each of the
          ---------------------------------
Secured Claims shown on Exhibit A. None of these claims represents an obligation of Debtor. These claims, to the extent valid, are claims against Retex, Debtor's subsidiary corporation, which debts have not been assumed or guaranteed by Debtor. Nothing contained in this Plan shall affect the status of any such claim against Retex, except to the extent contemplated in the Plan of Liquidation of Retex contemplated in this Plan. See Article III.

     7.4  CLASS 4 CLAIMS:  CLAIMS OF TRANSFER AGENT AST AND DEPOSITORY TRUST CO.
          ---------------------------------------------------------------------
The Class 4 Claims will be paid in cash the amount of Pre-Petition Claims which in the aggregate total $4,603.66 within forty-five (45) days of the Effective Date. Class 4 is unimpaired.

     7.5  CLASS 5 ADMINISTRATIVE CONVENIENCE CLASS.  All members of this Class
          ----------------------------------------
will be paid in full in cash within forty-five (45) days of the Effective Date. Class 6 Creditors electing to reduce their claims and participate in Class 5 will be paid $1,000 in cash within forty-five (45) days of the Effective Date. Class 5 is unimpaired.

     7.6  CLASS 6 CLAIMS:  ALLOWED UNSECURED CLAIMS.  The holders of Class 6
          -----------------------------------------
Allowed Unsecured Claims will be allowed to elect to participate in Class 5 Claims. Holders of Class 6 Claims who do not so participate shall receive forty percent (40%) of the allowed amount of their Claims (i) in cash, or (ii) in shares of New Common Stock, or (iii) in a combination of cash and shares of New Common Stock at the election of each holder within forty-five (45) days after the later of
(i) the Effective Date or (ii) the date the Claim is determined by the Bankruptcy Court or by settlement and compromise approved by the Court. If no election is made within such forty-five day period, New Common Stock will be delivered. To the extent New Common Stock is delivered, it will be delivered at the rate of 0.4 share per $1.00 of the amount of Allowed Claim (subject to cash payment for fractional shares on the basis of $1.00 per share). Disputed Class 6 Claims will not be paid until the dispute over such claim has been finally resolved.

     7.7  CLASS 7 CLAIM:  DISPUTED UNSECURED CLAIM OF GAIA.  This Claim is
          ------------------------------------------------
disputed and will receive no distribution until and unless the Claim has been established by Final Order of a Court of competent jurisdiction. Debtor will vigorously prosecute its appeal to vacate the judgment and to obtain a ruling that the GAIA Claim against this Estate is zero. The decision as to whether Debtor will assert claims against GAIA is addressed in Article 8.2 of this Plan. Upon any determination by Final Order that GAIA holds an Allowed Claim, GAIA shall receive New Common Stock in the Reorganized Debtor in the amount equal to twenty percent (20%) (based on the average of the bid and ask price as of the date of the final order establishing a claim of GAIA against Debtor) of the Allowed Claim, which shares in an amount necessary to distribute to GAIA shall be authorized pursuant to this Plan, but shall not be issued or distributed until a claim is finally allowed, subject to any right of offset as described in paragraph 8.2. Debtor shall be entitled to credit on any claim which may be finally allowed, resulting from payment by a party jointly obligated to GAIA on any finally allowed judgment. This Plan will not affect any claim of GAIA against any third party, and affects only any finally allowed claim against Debtor.

     7.8  CLASS 8 CLAIM:  TNRCC CLAIM.  The Claim of TNRCC against Debtor will
          ---------------------------
be determined in this case pursuant to 11 U.S.C. (S) 502(c). Debtor will assert that TNRCC must pursue its right of recovery against assets of other parties who may have liability for any environmental claim, and that Debtor has no obligation to TNRCC.

     7.9  CLASS 9 CLAIM:  KLENDA GORDON & GETCHELL CLAIM.  The final
          ----------------------------------------------
determination in the pending preference action, Neal Tomlins, Examiner v.
                                                -------------------------
Klenda, Gordon & Getchell, Adversary Proceeding No. 96-0206-W, will provide the
-------------------------
basis for the treatment of the Class 9 Claim. The Estate, through the action of the Examiner, obtained a judgment against Klenda Gordon & Getchell, for $98,625.00 together with accruing interest. To the extent of an affirmative recovery from Klenda Gordon & Getchell, the same may, upon payment by Klenda Gordon & Getchell, give rise to an allowed unsecured claim in such amount which will be added to the amount of the existing claim of $128,439.37. The full claim will be treated for purposes of distribution under this Plan, as a Class 6 Claim. In the event there is a final determination in the preference action in favor of Klenda Gordon & Getchell, then it shall have an Allowed Claim of $128,439.37 in this case, and will be treated for purposes of distribution and this Plan as a Class 6 Claim.

     7.10 CLASS 10 INTERESTS:  PREFERRED STOCK.  The Pre-Petition Shares of
          ------------------------------------
Preferred Stock held by the holders of Class 10 Interests will be reclassified into New Common Stock which will result in cancellation of all rights for priority in liquidation and for accumulated dividends or any right for rescission under state or federal securities laws. As a result of the reclassification, an aggregate of 1,274,172 shares of New Common Stock will be issued to Class 10 Interest Holders. Each holder of Pre-Petition Shares of Preferred Stock will be issued, pursuant to this Plan, 1.1 shares of New Common Stock for each share of issued and outstanding Preferred Stock (subject to cash payment for fractional shares on the basis of $1.00 per share). In addition, Class 10 Interest Holders will be issued Class "A" Warrants to purchase an equal number of shares of New Common Stock at the price of $1.00 per share within twelve (12) months after the Effective Date. Upon delivery and as a condition therefor, Class 10 Interest holders shall surrender the Preferred Stock subject to the treatment provided herein.

     7.11 CLASS 11 INTERESTS:  COMMON STOCK.  The Pre-Petition Shares of Common
          ---------------------------------
Stock held by the holders of Class 11 Interests, Common Stock holders, will be subject to a one-for-eight reverse stock split. As a result of the reverse stock split, the holders of Pre-Petition Shares of Common Stock will exchange their certificates evidencing Pre-Petition Shares of Common Stock for certificates evidencing shares of New Common Stock (subject to cash payment for fractional shares on the basis of $1.00 per share). In addition, Class 11 Interest Holders will receive Class "B" Warrants to purchase an equal number of shares of New Common Stock at the price of $1.00 per share within fifteen (15) months after the Effective Date. For each share of New Common Stock purchased under a Class "B" Warrant, a Class "C" Warrant will be issued to purchase another share of New Common Stock. The Class "C" Warrants will be exercisable during the eighteen (18) months after the Effective Date at a price of $1.75 per share. Upon delivery and as a condition therefor, Class 11 Interest Holders shall surrender the Pre-Petition Common Stock Certificates subject to the treatment provided herein.

                 ARTICLE VIII:  MEANS OF EXECUTION OF THIS PLAN
                 ----------------------------------------------

     8.1  REVESTING OF DEBTOR'S PROPERTY, EFFECTUATION OF PLAN.  Debtor shall
          ----------------------------------------------------
continue to operate its business as Debtor-in-Possession in the ordinary course until the Effective Date. All property, rights and claims, tangible or intangible, of the Estate, except as have been abandoned, released or rejected by the Debtor prior to or on the Effective Date, shall revert to and vest in Reorganized Debtor, free and clear of all security interests and other liens, claims and encumbrances, except those specified in this Plan.

     8.2  CLAIMS AGAINST GAIA.  Debtor may have claims against GAIA arising in
          -------------------
connection with the GAIA litigation which are retained under this Plan. Debtor incurred in excess of $600,000 (together with other defendants) in legal costs in defending claims asserted by GAIA, based upon alleged infringements of patents claimed to be owned by GAIA. The original judgment entered in favor of GAIA in the trial court against Debtor and other defendants was reversed and vacated on appeal by the United States Court of Appeals, Federal Circuit. As noted herein, on remand, a judgment has been re-entered against Debtor and others. Debtor and Plan Proponents believe that the evidence on appeal established that GAIA did not own the patents it alleged it owned as the basis for its claims against Debtor. Potential claims of Debtor against GAIA arising from the GAIA litigation are expressly reserved. Furthermore, nothing in this Plan shall preclude Reorganized Debtor from asserting a right to offset a claim against GAIA against any Final Order allowing GAIA a claim against Debtor or from asserting any rights of contribution against other parties, to the extent permitted by law.

     GAIA may elect to assert only a portion of its Allowed Claim against Debtor, and may elect to pursue the balance of its Allowed Claims against any co-debtor of joint liability with Debtor to GAIA under any Allowed Claim. In such event, GAIA's Allowed Claim will be satisfied utilizing the same formula set forth herein, applied only to the dollar amount of the Allowed Claim which GAIA elects to assert under this Plan. GAIA must make such election within ninety (90) days of the date its Allowed Claim becomes final, and upon failure to timely so elect, it shall be conclusively presumed that GAIA's entire Allowed Claim shall be satisfied herein.

     8.3  CLAIMS AGAINST KLENDA GORDON & GETCHELL.  The Examiner has brought an
          ---------------------------------------
action against Klenda Gordon & Getchell based upon allegations that Klenda Gordon & Getchell was negligent in rendering legal representation to Debtor. Klenda Gordon & Getchell has disputed this claim. This action, Adversary Case No. 96-0330-W, is more particularly described in the Disclosure Statement. In addition, on May 22, 1996, a judgment was entered in Adversary Case No. 96-0206-W, against Klenda Gordon & Getchell for $98,625.00 together with accruing interest from June 21, 1996, at 6.72%. All Debtor claims against Klenda Gordon & Getchell are expressly reserved in this Plan. Upon Confirmation of this Plan, Management's Board of Directors will evaluate what action should be taken with respect to the claims against Klenda Gordon & Getchell and recommend an appropriate course of action. In the interim, Debtor will request that the Adversary Case No. 96-0330-W be stayed and all existing discovery schedules be extended. The report and recommendation of the Board of Directors shall be submitted to the Board of Directors within sixty (60) days of the Confirmation Date. Any recovery on the claim will become assets of Reorganized Debtor.

     8.4  CLAIM OF DEBTOR AGAINST RETEX.  Debtor is a creditor of Retex in the
          -----------------------------
amount of $5,000,000 arising from a secured loan dated January 3, 1994, and is more particularly described in the Disclosure Statement. The loan is secured by virtually all the assets of Retex. Retex, through the

Examiner, is currently leasing the Brenham Plant for $6,000 per month on a one-year lease, with two one-year options. The Lessee, ThermaSave Corporation holds an option to purchase the property for $640,000. Debtor subordinates under this Plan its Claim as a Secured Creditor of Retex in lease payments to Retex and/or proceeds from the sale of the Brenham Plant an amount which is the lesser of $200,000 or an amount necessary to satisfy Allowed Claims in the Retex case, provided that Retex utilizes the lease payments or sale proceeds to pay its creditors administrative expenses and allowed claims under a confirmed Plan of Reorganization. The balance of Retex lease payments and/or sale proceeds, if any, upon receipt by Retex shall be paid to Reorganized Debtor in satisfaction of the Retex obligation due to Debtor, and Reorganized Debtor will undertake action to assure that Debtor's claims are adequately protected.

     8.5  CLAIMS AGAINST SPECTRUM.  Based upon the Plan of Reorganization of
          -----------------------
Spectrum, Debtor does not appear to have any claims against Spectrum which justify legal expenditure, in the judgment of Plan Proponents, but the claims will not be released, and the Board of Directors, in its judgment may elect to pursue such claims.

     8.6  OTHER CLAIMS.  The Examiner has reviewed business and stock records of
          ------------
Debtor and has asserted claims against Richard T. Clark, Jr., Joel C. Holt, Ira Rimer and George D. Gordon, described below:

          A.   Joel C. Holt:  The Examiner has asserted that on July 15, 1994,
               ------------
Debtor issued 12,750 shares of Debtor's Preferred Stock to Holt, for which Holt paid no consideration. The Examiner contends the value of such shares on the date of issuance is $35,062.50. Holt disputes the existence of a financial obligation to Debtor in connection with such Preferred Stock. Holt contends that such shares were originally authorized by Debtor to be issued to Holt as compensation for services rendered by Holt to Debtor in connection with Debtor's acquisition of Spectrum Products, Inc. in the fall of 1994. Holt also contends that such shares, if ever issued, were not delivered to him and are not now in his possession, nor does he claim a right to such shares. On March 21, 1997, Holt executed an agreement with the Examiner to toll the running of the statute of limitations for periods after April 30, 1997, subsequently extended to September 30, 1997, to obtain further information, and to permit the parties to attempt to resolve the matter. The dispute could result in litigation between the Examiner as Estate Representative and Mr. Holt.

          B.   Richard T. Clark, Jr.:  The Examiner has asserted claims against
               ---------------------
Clark related to two separate stock transactions involving Debtor.

               (1) Preferred Stock:  The Examiner has asserted that on July 15,
                   ---------------
     1994, Debtor issued and delivered to Clark 12,750 shares of Preferred Stock for which no payment has been made. The Examiner contends the value of such shares on the date of issuance is $35,062.50. Clark disputes the existence of a financial obligation to Debtor in connection with such Preferred Stock. Clark contends that such shares were originally authorized by Debtor to be issued to Clark as compensation for services rendered by Clark to Debtor in connection with Debtor's acquisition of Spectrum Products, Inc. in the fall of 1994. Clark contends that such shares, if ever issued were never delivered to Clark or accepted by Clark. Clark does not claim a right to such shares.

               (2) Common Stock:  The Examiner has asserted claims against Clark
                   ------------
     in connection with the issuance to Clark of 200,000 shares of Common Stock of Debtor, on or about December 14, 1994. The Examiner contends that Clark received such shares for which inadequate payment was made. Clark acknowledges receipt of 100,000 shares only, for which he contends $106,000 was paid in cash as full payment in January 1995. Clark contends that 100,000 shares of the Common Stock in dispute were delivered to Larry Erber d/b/a HBL & Associates in satisfaction of an obligation of Debtor to HBL Investments, Inc. and that Clark received no benefit for such shares.

     On March 21, 1997 Clark entered into an agreement with the Examiner tolling the running of the statute of limitations for periods after April 30, 1997 (subsequently extended to September 30, 1997), in order to permit further information to be obtained and to permit a resolution of the claims to be resolved with the Examiner. If no resolution is achieved, litigation is the likely result.

          C.   Ira Rimer:  The Examiner has asserted that on July 15, 1994,
               ---------
Debtor issued 9,000 shares of Debtor's Preferred Stock to Rimer, for which Rimer paid no consideration. The Examiner contends the value of such shares on the date of issuance is $24,750.00. Rimer disputes the existence of a financial obligation to Debtor in connection with such Preferred Stock. Rimer contends that such shares were originally authorized by Debtor to be issued to Rimer as compensation for services rendered by Rimer to Debtor in connection with Debtor's acquisition of Spectrum Products, Inc. in the fall of 1994. The dispute is subject to litigation between the Examiner as Estate Representative and Rimer.

          D.   George D. Gordon:  The Examiner has asserted that on July 15,
               ----------------
1994, Debtor issued 75,000 shares of Debtor's Common Stock to Gordon, for which Gordon paid no consideration. The Examiner contends the value of such shares on the date of issuance is $159,375. Gordon disputes the existence of a financial obligation to Debtor in connection with such Preferred Stock. The dispute is subject to litigation between the Examiner as Estate Representative and Gordon.

     8.7  RESOLUTION OF RETEK CLAIMS.  The Retek Claims are comprised of
          --------------------------
Debtor's claims or potential claims against third parties at the commencement of this case which are not compromised, released or discharged in this case and include claims Debtor holds or may hold, defined as Clark Claims, Holt Claims, Rimer Claims, Gordon Claims, Claims against Klenda Gordon & Getchell and GAIA Claims. A principal objective of this Plan is the fair evaluation and economic resolution of the Retek Claims, but through a procedure which assures all Creditors and Interest Holders of fairness in appearance and fairness in fact.
A decision of Reorganized Debtor concerning each Retek Claim will be made by affirmative vote of the Board of Directors, after having first obtained advice of competent, independent counsel of the choice of the Board of Directors. Joel
C. Holt and Joe Sams will not participate in any decision concerning the Retek Claims against Holt, Clark, Rimer, Gordon or Klenda Gordon & Getchell. In the process of Retek Claim evaluation, the Board of Directors may invite, but shall not be required to do so, the Examiner to present an assessment of any Retek Claim, and permit the potential target of a Retek Claim to advise the Board of Directors of its position concerning such claim. The Board of Directors shall make recommendation within 90 days of the Confirmation Date, with respect to each Retek Claim. Each decision affecting disposition or resolution of a Retek Claim will be submitted to the Bankruptcy Court for approval consistent with Bankruptcy Rule 9019, with notice and opportunity for hearing. The Examiner, Neal Tomlins, notwithstanding discharge as Examiner will be constituted under this Plan as a party in interest for purposes of appearing and presenting his views to the Court concerning the fundamental fairness of the proposed disposition or resolution of any Retek Claim.

     8.8  ISSUANCE OF SECURITIES.  Pursuant to this Plan, Debtor shall issue
          ----------------------
shares of New Common Stock as follows:

                                                Number of Shares of
                                                New Common Stock
                                                -------------------
          Class 6 -- Unsecured Claims                   Undetermined
          Class 7 -- GAIA Disputed                      Undetermined
          Class 9 -- Klenda Gordon & Getchell           Undetermined
          Class 10 -- Preferred Stock                      1,274,172
          Class 11 -- Common Stock                         1,475,973

Estimates of the amount of shares to be issued based on a number of assumptions are set forth in the Capitalization Table set forth in the "The Plan - Capitalization and Principal Stockholders" in the Disclosure Statement.

     8.9  ISSUANCE OF WARRANTS.  Under this Plan, Debtor shall issue Warrants as
          --------------------
follows:


                                            Warrants to Purchase
                                            Number of Shares of
                                            New Common Stock
                                            --------------------
          Class 10 -- Preferred Stock                Class "A"
          Class 11 -- Common Stock           Class "B" and "C"

     Class "A" Warrants will allow the purchase of 1,274,172 shares of New Common Stock. They are exercisable within twelve (12) months after the Effective Date at $1.00 per share of New Common Stock.

     Class "B" Warrants will allow the purchase of 1,475,973 shares of New Common Stock. They are exercisable within fifteen (15) months after the Effective Date at $1.00 per share of New Common Stock. Upon exercise of a Class "B" Warrant, a Class "C" Warrant will be issued allowing the purchase of the number of shares of New Common Stock equal to the number of shares purchased upon the exercise of the Class B Warrants. Class C Warrants are exercisable within 18 months after the Effective Date at $1.75 per share of New Common Stock.

     Copies of the forms of the Warrants are attached as Exhibit G.

     8.10 CERTIFICATE OF INCORPORATION.  On the Effective Date, Debtor will file
          ----------------------------
its Amended Certificate of Incorporation with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware. The Amended Certificate of Incorporation will provide for the reverse stock split, the reclassification of the Preferred Stock, and will prohibit the issuance of non-voting equity securities as required by (S)1123(a)(6) of the Bankruptcy Code and will authorize 60,000,000 shares of New Common Stock. The form of amendment is attached as Exhibit H.

     8.11 CORPORATE GOVERNANCE AND MANAGEMENT.  Upon Confirmation, the Board of
          -----------------------------------
Directors of Debtor will become Joel C. Holt (a Plan Proponent), John B. Sams,
C. Robert Garner, W. Leo Morris, and one director elected by the Equity Committee. The Equity Committee shall, no later than ten (10) days after Confirmation, select a member to serve on the Board of Directors. The Director selected by the Equity Committee need not be a member of the Equity Committee, but shall own an Interest in Debtor. Furthermore, no person who is involved in litigation over acquisition of shares of stock in Debtor, whether such involvement is direct or indirect, shall be eligible for such position. G. David Gordon will be terminated as Director by operation of Confirmation. Messrs. Garner and Morris own Pre-Petition Common Stock in Debtor but have had no role in management of the affairs of Debtor.

     On the Effective Date, the operation of Reorganized Debtor shall become the general responsibility of its Board of Directors, which shall thereafter have the responsibility for the management, control and operation of Reorganized Debtor. The initial officers of Reorganized Debtor shall be Joel C. Holt, President, and Marianne Smith, Secretary.

     The experience of each proposed Officer and Director is more particularly described in the Disclosure Statement. The officers and directors will be deemed elected pursuant to the Confirmation Order.

     8.12 CORPORATE ACTION.  On the Effective Date, the issuance of New Common
          ----------------
Stock and the Warrants pursuant to Articles 8.8 and 8.9 hereof, the election of directors and officers pursuant to Article 8.11 hereof, and the other matters provided under this Plan involving the corporate structure of the Debtor or corporate action by the Debtor shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to (S)303 of the General Corporation Law of the State of Delaware and any other applicable law without any requirement of further action by the stockholders or directors of the Debtor. On the Effective Date, all agreements entered into pursuant to this Plan, including without limitation, any agreements entered into in connection with the foregoing, shall be valid, binding and in full force and effect.

     8.13 COMPENSATION OF DIRECTORS.  In consideration for the services of C.
          -------------------------
Robert Garner, Leo W. Morris, and a qualified Director selected by the Equity Committee, each will be compensated for service as Director through the issuance and delivery to each of 75,000 shares of New Common Stock of Reorganized Debtor upon assumption of office, and by issuance and delivery of an additional 75,000 shares of New Common Stock of Reorganized Debtor upon the one-year anniversary of service (or upon termination of service in the event the Board of Directors is reconstituted through merger or acquisition) if such Director shall have fully discharged his duty as Director. In consideration of the service of Joel
C. Holt and John B. Sams, each will be compensated for service as Director through the issuance and delivery to each of 37,500 shares of New Common Stock of Reorganized Debtor upon assumption of office, and by issuance and delivery of an additional 37,500 shares of New Common Stock of Reorganized Debtor upon the one-year anniversary of service (or upon termination of service in the event the Board of Directors is reconstituted through merger or acquisition) if such Director shall have fully discharged his duty as Director.

     8.14 TAX ATTRIBUTES OF REORGANIZED DEBTOR.  Reorganized Debtor will seek to
          ------------------------------------
preserve the net operating losses of Debtor from prior years. The precise amount of such loss is not known. Debtor has not filed federal corporate income tax returns for several years. An accountant will be retained to prepare and file corporate tax returns for Reorganized Debtor. Reorganized Debtor will seek to preserve to the maximum extent possible all net operating losses under applicable law, but there is no assurance at this time of the amount of such net operating loss, or the eventual preservation thereof.

     8.15 SECURITIES REGISTRATION.  Reorganized Debtor will voluntarily comply
          -----------------------
with all applicable registration provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Reorganized Debtor will, among other actions, file its periodic reports with the SEC and will comply with the proxy rules of the SEC. In addition, officers, directors and holders of specified securities of the outstanding New Common Stock will be subject to the reporting requirements of (S)13 of the Exchange Act and the rules and regulations thereunder and the reporting and shareholding profit provisions of (S)16 of the Exchange Act and the rules and regulations thereunder.

     8.16 RELEASE OF CLAIMS BY CREDITORS AND INTEREST HOLDERS.  Each Creditor
          ---------------------------------------------------
and Interest Holder who obtains payment or securities hereunder shall be deemed to have accepted such consideration as full and complete satisfaction of any and all claims which such Creditor or Interest Holder or any person or entity claiming through such Creditor or Interest Holder may have against Debtor or Reorganized Debtor. Nothing contained herein shall constitute a release by Debtor of Retek Claims as defined in this Plan and described herein and in the Disclosure Statement.

     8.17 DON NICHOLS LITIGATION.  Donald R. Nichols has commenced an action
          ----------------------
against a number of parties, but not against Debtor, arising from his purchase of Common Stock of Debtor over a period of time. The action is brought in the United States District Court for the Northern District of Oklahoma as Case No. 95-C-1126-H. Plan Proponents are defendants in the action, which seeks recovery of $393,600. Plan Proponents and individual defendants have vigorously defended the action. On June 11, 1997, the case was dismissed but it may be refiled. So long as the case is pending, Debtor will make no distribution to Don R. Nichols or Virginia C. Nichols on their shares of Common Stock for which rescission is sought, but New Common Stock shares attributable to those issued in their name as a Class 11 Interest holder will be authorized by this Plan and reserved, to be issued and delivered if and when the Nichols Claim is finally determined to be a Common Stock claim. The Nichols Proof of Claim No. 75 asserting a claim of $591,028.00 will be objected to, but if allowed, would become a Class 6 Claim. Nichols has also filed

Proof of Interest No. 74, which is believed to be duplicative of Proof of Claim No. 75, and would constitute a Class 11 Claim.

     8.18 STAY OF KLENDA GORDON & GETCHELL NEGLIGENCE CLAIM.  Pending
          -------------------------------------------------
consideration of this Plan by Creditors and Interest Holders, Plan Proponents will seek a stay in prosecution and defense of the Estate's claim against Klenda Gordon & Getchell, Adversary Case No. 96-033-W, which is described in Article
8.3 in order to avoid what would be unnecessary legal fees and costs.

     8.19 DEBTOR'S CLAIM AGAINST RETEX.  This Plan authorizes certain action
          ----------------------------
with respect to the asserted secured claim of Retek (Debtor) against Retex, but is not a conclusive determination of the scope, extent or validity of the Debtor's claim against Retex, which issue will be resolved in the Retex bankruptcy case, notwithstanding this Plan.

     8.20 UNITED STATES TRUSTEE FEES.  Reorganized Debtor shall be responsible
          --------------------------
for the timely payment of disbursement fees incurred pursuant to 28 U.S.C.
(S)1930(a)(6). After confirmation, and until the case is closed by the Court, Reorganized Debtor shall file with the Court and serve on the United States Trustee a monthly financial report for each month (or portion thereof) the case remains open in a format prescribed by the United States Trustee.

                        ARTICLE IX:  EXECUTORY CONTRACTS
                        --------------------------------

     9.1 On or before Confirmation, Debtor shall have the right to assume or reject any and all executory contracts and unexpired leases in the manner provided by (S)365 of the Bankruptcy Code.

     9.2 Any contracts or leases not specifically assumed shall be deemed to be rejected.

     9.3 All parties asserting Claims against Debtor arising out of rejection of an executory contract or an unexpired lease shall file a Proof of Claim within thirty (30) days after Confirmation. If allowed, the Claim shall become a Class 6 Claim, unless the Court rules otherwise.

                        ARTICLE X:  MODIFICATION OF PLAN
                        --------------------------------

     Plan Proponents may amend or modify this Plan at any time prior to Confirmation, pursuant to (S)1127(a) of the Code. After Confirmation, Debtor may, pursuant to (S)(S)1127(b) and (c) of the Code, and with the approval of the Court, modify or amend this Plan in a manner which does not materially or adversely affect the interest of the persons affected by this Plan without having to solicit acceptances of such modification, and may take such steps as are necessary to carry out the purpose and effect of this Plan as modified.

                             ARTICLE XI:  DISCHARGE
                             ----------------------

     Confirmation of this Plan shall act as a discharge pursuant to 11 U.S.C.
(S)1141, effective as of Confirmation, of any and all claims of Debtor which arose prior to Confirmation, except for the Retek Claims or any other claims which are expressly reserved for subsequent resolution.

                     ARTICLE XII:  MISCELLANEOUS PROVISIONS
                     --------------------------------------

     12.1 PAYMENT OR PERFORMANCE DATES.  If the date for any payment or other
          ----------------------------
performance due under this Plan shall fall on a Saturday, Sunday or any other day which is not a business day, then the due date shall be extended to the next business day.

     12.2 CAPTIONS.  Captions used in this Plan are for convenience and shall
          --------
not affect the construction of this Plan.

     12.3 UNCLAIMED DISTRIBUTIONS.  Any distribution of cash or securities to be
          -----------------------
made under this Plan which remains unclaimed for six (6) months from the date of such distribution shall be forfeited and retained by Reorganized Debtor.

     12.4 OBJECTIONS TO CLAIMS.  Notwithstanding any provision herein to the
          --------------------
contrary, Debtor shall have the right to dispute and object to any Unsecured Claim subsequent to Confirmation.

     12.5 FUTURE MANAGEMENT OF DEBTOR.  Debtor presently intends to employ the
          ---------------------------
officers named in Article 8.11 subsequent to the Effective Date.

     12.6 DISCHARGE OF EQUITY COMMITTEE.  Ten (10) days after Confirmation, all
          -----------------------------
members of the Equity Committee shall be discharged from all duties, rights and obligations attendant to membership on the Equity Committee. Prior to discharge, the Equity Committee shall select and notify Debtor of a qualified person to serve as a Director of Reorganized Debtor, consistent with the provisions of this Plan.

     12.7 DISCHARGE OF EXAMINER.  The Examiner shall submit a Final Report to
          ---------------------
the Court within forty (40) days of Confirmation and shall submit a Final Statement for Compensation. Thereupon, the Examiner of Debtor shall be discharged. Notwithstanding such Discharge, the Examiner shall be provided with notice of any intended disposition of any Retek Claim. The Examiner is, pursuant to this Plan, notwithstanding Discharge, authorized to take such action as a party in interest in evaluating any such disposition of a Retek Claim, and to advise the Court concerning whether such proposed disposition of a Retek Claim is in the best interest of the Reorganized Debtor. Reorganized Debtor will compensate Examiner for expenses and fees reasonably incurred in evaluating any such disposition of a Retek Claim.

     12.8 DISCHARGE AND INJUNCTION AGAINST COLLECTION ACTIVITIES.  Entry of an
          ------------------------------------------------------
Order confirming this Plan will discharge all of Debtor's pre-petition liabilities and operate as an injunction against collection activity against Debtor or its property by the holder of any claim against Debtor or the initiation of Claims released pursuant to Article 8.16, so long as Debtor is not in default with respect to the terms of this Plan.

     12.9  FACSIMILE SIGNATURES.  For the convenience of the Plan Proponents and
           --------------------
in order to expedite the reorganization of the Debtor, more than one counterpart of this Plan, and the Disclosure Statement, may be executed by the Plan Proponents by facsimile signatures, and each executed counterpart shall be deemed an original.

     12.10  POST-CONFIRMATION PROFESSIONAL FEES.  Fees and expenses of
            -----------------------------------
professional services employed by Debtor, or of the Examiner, pursuant to
Article 12.7 hereof, subsequent to Confirmation, shall not be subject to application and approval by the Bankruptcy Court.

                    ARTICLE XIII:  RETENTION OF JURISDICTION
                    ----------------------------------------

     The Bankruptcy Court shall retain jurisdiction until this Plan has been fully consummated and until all holders of Allowed Claims and Interest have been provided the consideration in accordance with this Plan and with respect to any disputed Claims or Retek Claims until they are resolved, including but not limited to, the following purposes:

          (a) to determine and enforce any and all contract rights inuring to the benefit of the Debtor which were in existence as of the Effective Date;

          (b) to determine the nature, validity, extent or classification of any Claims against, or Interest in, the Debtor, in accordance with the Rules of Bankruptcy Procedure;

          (c) the rejection or assumption of any unexpired leases or executory contracts and the allowance of any Claim for damages with respect to the rejection of any such unexpired leases or executory contracts within such time as the Court may direct;

          (d) the determination of all questions and disputes regarding the title of assets now held or disposed of by the Debtor subsequent to the Petition Date, and the determination of all causes of action, controversies, disputes or conflicts, whether or not subject to pending action as of Confirmation, between the Debtor and any other party which hinders, delays or adversely affects the consummation of this Plan, including, but not limited to, any right of the Debtor to recover assets pursuant to the provisions of the Bankruptcy Code;

          (e) the correction of any defect, the curing of any omission or the reconciliation of any inconsistency in this Plan or the Confirmation Order with respect thereto, that may be necessary or helpful to carry out the purposes and intent of this Plan;

          (f) the modification of this Plan after Confirmation, but only in accordance with the provisions of the Bankruptcy Code;

          (g) to enforce and interpret the terms and conditions of this Plan;

          (h) to enter any order, including injunctions, necessary to enforce the property titles, rights and powers of the Debtor and to impose such limitations, restrictions, terms and conditions on such property titles, rights and powers as this Court may deem necessary;

          (i) to enforce all causes of action and claims which may exist on behalf of the Debtor. Nothing herein contained shall prevent the Debtor from taking such action as may be necessary to enforce any claim, cause of action or objection which may exist on behalf of the Debtor, including, but not limited to:

               (i) claims, causes or actions arising under the Bankruptcy Code, including those contained in or contemplated by
                     (S)(S)502, 544-550, 553;

               (ii)  insurance claims;

               (iii) tax refund claims or claims concerning tax liability;

               (iv) tort and contract claims including (without limitation) claims for professional negligence; and

               (v) claims against governmental or quasi-governmental entities, regardless of whether such claims were asserted, enforced or prosecuted prior to Confirmation;

          (j) to enter an order concluding and terminating this case; and

          (k) to hear and determine any matter related to a Retek Claim, as provided in this Plan.

     Dated this _____ day of ________________, 1997.

                                    RICHARD T. CLARK, JR. AND
                                    JOEL C. HOLT, PLAN PROPONENTS


                              By: /s/ DOERNER, SAUNDERS, DANIEL & ANDERSON
                                  ------------------------------------------
                                  DOERNER, SAUNDERS, DANIEL
                                   & ANDERSON
                                  Gary M. McDonald, OBA# 5960
                                  William F. Riggs, OBA# 7586
                                  Leonard I. Pataki, OBA# 6935
                                  320 South Boston, Suite 500
                                  Tulsa, OK  74103
                                  (918) 582-1211

                                                                       Exhibit A

                       CLASS 3:  DISPUTED SECURED CLAIMS



Brenham Independent School District                                   $74,671.33
c/o Calame, Lineberger, Graham & Pena, L.L.P.                      plus interest
1949 South I.H. 35                                                       penalty
P.O. Box 17428
Austin, Texas  78760


Washington County, Texas                                              $27,899.06
c/o Calame, Lineberger, Graham & Pena, L.L.P.                      plus interest
1949 South I.H. 35                                                       penalty
P.O. Box 17428
Austin, Texas  78760



     These claims are not proper claims against Debtor. Nothing contained in this Plan shall be determinative of whether the Creditors shown on this Exhibit holds a valid claim against Retex.

                                                                       Exhibit B


                        CLASS 5 CLAIMS:  ADMINISTRATIVE
                           CONVENIENCE SMALL CLAIMS




     PROOF OF CLAIM NO.                           NAME                         AMOUNT
     ------------------                           ----                         ------
                              American Institute Cert.                      $  410.00
                              P.O. Box 2208
                              Jersey City, NJ  07303

           00011              Classic Transportation Company                $  512.50
                              P.O. Box 1618
                              Forney, TX  75126

           00016              Drago Supply Company                          $  177.83
                              P.O. Box 1647
                              Port Arthur, TX  77641

                              Federal Express                               $   57.75
                              P.O. Box 1140
                              Memphis, TN  38101

                              The Hastings Group                            $  750.00
                              2810 E. Oakland Park
                              Ft. Lauderdale, FL 3330

                              Klenda, Mitchell et al                        $  162.50
                              301 N. Main
                              Wichita, KS  67202

           00001              Research Institute of America                 $  176.03
                              117 E. Stevens Ave.
                              Valhalla, NY  10595
                                                                            ---------
                                                                            $2,068.78

                                                                       Exhibit C


                   CLASS 6 CLAIMS:  ALLOWED UNSECURED CLAIMS

     PROOF OF CLAIM NO.                          NAME                                          AMOUNT
     ------------------                          ----                                          ------
          Schedule               Bristows Cooke & Carp.                                    $  2,288.43
                                 10 Lincoln's Inn Fields
                                 London WC 2A 3BP

           00064                 Clark, Richard & Kelley                                   $152,774.85
                                 Inter Vivos Trust
                                 1165 E. 24th Street
                                 Tulsa, OK  74114

          Schedule               Fred Gilbert                                              $ 15,000.00
                                 406 S. Boulder, Ste. 830
                                 Tulsa, OK  74103

           00009                 Guest & Company, P.C.                                     $ 61,745.15
                                 7110 South Braden Ave., Suite 100
                                 Tulsa, OK  74136-6333

          Schedule               HBL Associates                                            $ 19,292.00
                                 50 Broad Street
                                 New York, NY  10004

           00059                 Holt, Joel C.                                             $ 42,750.00
                                 445 Baltmore Ave., Suite 104
                                 Asheville, NC  28801-4565

           00065                 Jarnagin, Larry                                           $ 75,000.00
                                 1321 East Echo Lane
                                 Phoenix, AZ  85020

           00006                 Leatherwood Walker Todd & Mann                            $  2,432.63
                                 c/o F. Marion Hughes
                                 P.O. Box 2568
                                 Greenville, SC  29602-2568

          Schedule               Mike Maness                                               $ 15,000.00
                                 1900 N. Loop West, #500
                                 Houston, TX  77018

          Schedule               Manning Fulton & Skinner                                  $  1,043.54
                                 P.O. Box 20389
                                 Raleigh, NC 27619

          Schedule               NASDAQ Stock Market                                       $  4,000.00
                                 80 Merritt Blvd.
                                 Trumbull, CT  06611

          Schedule               WOR Radio                                                 $  6,700.00
                                 1440 Broadway
                                 New York, NY  10018

           00002                 WTS Incorporated                                          $  8,946.00
                                 P.O. Box 5532
                                 High Point, NC  27262

           00053                 Zingerman, Scott R.                                       $  6,695.89
                                 Catalano, Zingerman & Associates
                                 810 S. Cincinnati, Suite 200
                                 Tulsa, OK  74119
                                                                                           -----------
                                                                                           $413,668.49

                                                                       Exhibit D


                  CLASS 6 CLAIMS:  UNSECURED CLAIMS - DISPUTED


PROOF OF                  NAME                                       AMOUNT
---------                 ----                                       ------
CLAIM NO.
---------
    00026  Bawayan, Theodore C.                  (Stock Claim)    $    8,810.00
           340 Vista Drive
           Athens, GA  30605

    00014  Bremser, Arthur                       (Stock Claim)    $    4,800.00
           310 Neal Road
           Wahrton, TX  77488

    00003  The Conair Group Inc.                 (Amplasco Claim)    Contingent
           c/o Buchanan Ingersoll                                       and
           58th Floor, 600 Grant Street                             unliquidated
           Pittsburgh, PA  15219

    00004  The Conair Group Inc.                 (Amplasco Claim) $    8,833.53
           c/o Buchanan Ingersoll
           58th Floor, 600 Grant Street
           Pittsburgh, PA  15219

    00081  The Conair Group Inc.                 (Amplasco Claim) $  125,000.00
           Joseph S. Sisco
           c/o Buchanan Ingersol PC
           One Oxford Centre
           301 Grant Street
           Pittsburgh, PA  15219-1410

    00016  Drago Supply Company                     (Retex)       $      177.83
           P.O. Box 1647
           Port Arthur, TX 77641

    00017  Fowler, H. Doyle                      (Stock Claim)    $    4,000.00
           c/o Jeffrey H. Conner
           3301 66th Street, Suite B
           Lubbock, TX  79413

    00057  Gordon, G. David, Jr.                                  $  101,483.00
           Klenda Gordon & Getchell, P.C.
           100 W. 5th Street, Suite 610
           Tulsa, OK  74103-4289

    00063  Gordon, George D.                                      $  401,251.18
           307 N. San Jacinto
           Conroe, TX  77301

    00010  Groves Industrial Supply, Inc.        (Retex Claim)    $    1,717.61
           4747 Darien/7520 Laundale
           Houston, TX  77008

    00029  Henley, Michael and Sandra            (Stock Claim)    $    2,400.00
           7608 Veal Station Road
           Weatherford, TX  76086

    00008  Herring, Dwayne W. Margaret A.        (Stock Claim)    $    2,400.00
           4200 Ridgecrest #7
           Amarillo, TX  79109

    00042  Hueske, Luther                        (Retex Claim)    $   10,389.22
           D/B/A H & H Machine Service
           P.O. Box 162
           Brenham, TX  77833-0162

    00037  Jarrett, Victor                       (Stock Claim)    $    1,179.95
           1283 Nostrand Ave.
           Brooklyn, NY  11226-1511

    00028  Kelling, Rudy A.                      (Stock Claim)    $      960.00
           1009 Oakridge
           Brenham, TX  77833

    00015  Knezek, Debbie J.                     (Stock Claim)    $    2,400.00
           4244 West 14th
           Amarillo, TX  79106

    00043  Law, Frank R., M.D. individually      (Stock Claim)    $   71,102.39
           and
           as Trustee of Frank R. Law Pen-
           sion
           Greenbaum & Ferentz
           500 Newport Center Dr., 2nd floor
           Newport Beach, CA  92860

    00075  Nichols, Donald R. & Virginia C.      (Stock Claim)    $  591,028.00
           7120 Chruch Park
           Fort Worth, TX  76133

    00018  Orr, Ann B.                           (Stock Claim)    $   13,750.00
           21 Forest View Drive
           Asheville, NC  28804

    00069  Parker, Bruce                         (Stock Claim)    $    3,000.00
           101 E. Walnut
           Rogers, AK  72756

    00060  Progressive Capital Corporation                        $   74,774.62
           17323 Ventura Blvd., Suite 110
           Encino, CA  91316

    00041  S & S Electric Supply, Inc.           (Retex Claim)    $    1,598.03
           2700 Stringer Drive
           Brenham, TX  77833

    00024  Schindehette, Walter and Annegret     (Stock Claim)    $      450.00
           Rt. 3, Box 685
           Brenham, TX  77833-9605

    00005  Trailer Transport Systems, Inc.       (Retex Claim)    $    2,432.63
           Osborn Reed Burke & Tobin, LLP
           Holly A. Adams
           26E. Main St., P.O. Box 604
           Clifton Springs, NY  14432
                                                                  ------------
                                                                  $1,503,824.19

                                                                       Exhibit E


                      CLASS 10 INTERESTS:  PREFERRED STOCK



 PROOF OF CLAIM NO.                 NAME                SHARES
 ------------------   --------------------------------  -------
       00018          Ann B. Orr                          5,000
                      21 Forest View Drive
                      Ashville, NC  28804

                      G. David Gordon & Thomas M.        20,000
                      Klenda TTE
                      John Lantrip Clark et al.
                      Irrevocable Trust u/a Dated
                      12- 6-92

                      G. David Gordon & Thomas M.        20,000
                      Klenda TTE
                      Margaret Clark et al.
                      Irrevocable Trust
                      u/a dated 12-6-92

                      Fine Airport Parking, Inc.         80,000

                      C.R. Garner & Loveda J. Garner     20,318
                      JTWROS

                      C. Deaton Maddox                   60,000

                      Struthers Industries, Inc.        100,000

                      Sullivan Plumbing Pension Plan     27,000

                      Terry Turner                       58,181

                      EME Investments, Inc.              40,000

                      Bruce K. Colton & Susan B.          5,000
                      Colton

                      Thomas Rohe & Janet Rohe, JTWRS     1,000

                      Billy Futch and Kathryn Futch,      1,000
                      JTWRS

                      Edward A. Gates & Judy R.           4,000
                      Gates, JTWRS

                      William Gray                        6,000

                      Joe H. Harrill                      1,000

                      John Anthony Heckenkemper          10,000

                      F. Marion Hughes & Judith L.       10,000
                      Hughes JTWRS

                      Milton Jackson                      2,000

                      Keystone Laboratories, Inc.        12,000

                      J. Paul Martin & Nancy O.           2,000
                      Martin, JTWRS

                      J. Paul Martin, Trustee             2,000

                      J. Paul Martin, Trustee             1,500

                      Patrick L. Matlock FBO Sarah        1,000
                      Evelyn Matlock

                      Patrick L. Matlock FBO              1,000
                      Elizabeth Matlock

                      Patrick L. and Janet B.             2,000
                      Matlock, JTWRS

                      Ken M. Michalove                    2,900

                      Mark L. Moody, M.D.                 4,000

                      Ernest O. Peterson                  3,000

                      Jimmy M. Piercy, Jr.                2,000
                      (Later trans. to Prudential
                      Sec.)

                      Barbara Pucilowski & Stanley J.     2,000

                      IRA of Steven R. Studebaker         1,500
                      (xfrd to Wheat Sec. 6-22-94)
                      (Cert 108)

                      IRA of Elizabeth M. Tait            1,500
                      (xfrd to Wheat Sec. 6-22-94)
                      (Cert 107)

                      Gene B. Thompson                    2,000

                      Frederick G. Wenzel, MDPA,          8,000
                      Profit Sharing Trust A

                      W. Gregory Hall                     1,000

                      Thomas D. Pope, M.D., & Jean S.     7,000
                      Pope,

                      Ann B. Orr                          5,000

                      S. Kay Thompson                       500

                      Patrick L. Matlock FBO Amy Bell     1,000
                      Matlock

                      Leonard Meyer                      20,000

                      Lori May Simon                     50,000

                      Structured Annuity Settlements     20,000

                      Dr. Rainer MacGuire & Roslyn R.    10,000
                      MacGuire, JTWRS

                      Dr. Rainer MacGuire & Roslyn R.    10,000
                      MacGuire, JTWRS

                      OCM Equipment, Inc.                40,000

                      Leo Morris                         70,000

                      Gil Morris                         10,000

                      INCE & Co. c/o Morgan Guaranty      5,000
                      Trust Company of New York

                      INCE & Co. c/o Morgan Guaranty      5,000
                      Trust Company of New York

                      INCE & Co. c/o Morgan Guaranty      5,000
                      Trust Company of New York

                      INCE & Co. c/o Morgan Guaranty      1,000
                      Trust Company of New York

                      INCE & Co. c/o Morgan Guaranty      1,000
                      Trust Company of New York

                      INCE & Co. c/o Morgan Guaranty      1,000
                      Trust Company of New York

                      INCE & Co. c/o Morgan Guaranty      1,000
                      Trust Company of New York

                      INCE & Co. c/o Morgan Guaranty      1,000
                      Trust Company of New York

                      INCE & Co. c/o Morgan Guaranty      1,000
                      Trust Company of New York

                      INCE & Co. c/o Morgan Guaranty      1,000
                      Trust Company of New York

                      INCE & Co. c/o Morgan Guaranty      1,000
                      Trust Company of New York

                      INCE & Co. c/o Morgan Guaranty      1,000
                      Trust Company of New York

                      INCE & Co. c/o Morgan Guaranty      1,000
                      Trust Company of New York

                      INCE & Co. c/o Morgan Guaranty        100
                      Trust Company of New York

                      INCE & Co. c/o Morgan Guaranty        100
                      Trust Company of New York

                      INCE & Co. c/o Morgan Guaranty        100
                      Trust Company of New York

                      INCE & Co. c/o Morgan Guaranty        100
                      Trust Company of New York

                      INCE & Co. c/o Morgan Guaranty        100
                      Trust Company of New York

                      INCE & Co. c/o Morgan Guaranty        100
                      Trust Company of New York

                      INCE & Co. c/o Morgan Guaranty        100
                      Trust Company of New York

                      INCE & Co. c/o Morgan Guaranty        500
                      Trust Company of New York

                      INCE & Co. c/o Morgan Guaranty        500
                      Trust Company of New York

                      INCE & Co. c/o Morgan Guaranty        100
                      Trust Company of New York

                      INCE & Co. c/o Morgan Guaranty        100
                      Trust Company of New York

                      INCE & Co. c/o Morgan Guaranty        100
                      Trust Company of New York

                      Keystone Medical Corporation      100,000

                      Marianne Smith                      2,200

                      Dr. Maple Avery, IRA               57,000

                      Thomas Addison Rhyne, Jr.          20,000

                      Gene B. Thompson                    2,500

                      Robert Lipkin                       7,000

                      Milton Jackson                      3,000

                      Stephen N. & Mary W.                  200
                      Scarbrough, JTWROS

                      Bruce K. & Susan B. Colton,         5,000
                      JTWROS

                      Asheville Addiction Consultants     1,500

                      Asheville Addiction Consultants     2,000

                      Burke OB/GYN Associates, P.A.,     12,000
                      Employees Profit Sharing Plan

                      Ira Rimer                           8,750

                      David Lincoln                      10,000

                      Joel Holt                          12,750

                      Fine Airport Parking, Inc.         20,000

                      Howard Collins                      4,000

                      Interstate Johnson/Lane            10,000

                      Steve May                           1,250

                      Sheree May                          1,250

                      International Imaging, Inc.        50,000

                      April Rimer                        10,000



                         PROOF OF INTEREST -- DISPUTED
                         -----------------------------


 PROOF OF CLAIM NO.                 NAME                AMOUNT
 ------------------      -------------------------     --------
       00051             Rimer, Ira N.                    8,750
                         17323 Ventura Blvd.,          Preferred
                         Suite 110
                         Encino, CA  91316

                                                                       Exhibit F


                       CLASS 11 INTERESTS:  COMMON STOCK


PROOF OF CLAIM NO.                  NAME                                        AMOUNT
------------------                  ----                                       --------
      00026                  Bawayan, Theodore C.
                             340 Vista Drive
                             Athens, GA  30605

      00014                  Bremser, Arthur                                   2,000 SH
                             310 Neal Road                                      Common
                             Wahrton, TX  77488

      00073                  Carolina Internal Medicine Assoc.                 6,000 SH
                             Suite 407                                        Preferred
                             445 Biltmore Center
                             Ashville, NC  28801

      00023                  Catizone, Barbara                                 2,514 SH
                             266 Cedar Street                                   Common
                             Cedar Grove, NJ  07009

      00020                  Catizone, Barbara for Confroth, R.                4,782 SH
                             266 Cedar Street                                   Common
                             Cedar Grove, NJ  07009

      00022                  Catizone, Carmin for Catizone, S.                 4,849 SH
                             10 1/2 Walker Avenue                               Common
                             Morristown, NJ  07960

      00019                  Catizone, Carmine                                16,506 SH
                             10 1/2 Walker Avenue                               Common
                             Morristown, NJ  07960

      00021                  Catizone, Carmine for Catizone, C.                4,849 SH
                             10 1/2 Walker Avenue                               Common
                             Morristown, NJ  07960

      00035                  Catizone, Pat                                   463,495 SH
                             266 Cedar Street                                   Common
                             Cedar Grove, NJ  07009

      00036                  Catizone, Raffaele & Teresa                      27,000 SH
                             7 Logan Place                                      Common
                             Morristown, NJ  07960

      00034                  Catizone, Sherri                                 20,000 SH
                             10 1/2 Walker Avenue                               Common
                             Morristown, NJ  07960

      00054                  Clark, Richard & Kelley                         465,000 SH
                             Inter Vivos Trust                                  Common
                             1165 E. 24th Street
                             Tulsa, OK  74114

      00033                  Clayton, Noelia A.                               45,300 SH
                             3634 Marywood Dr.                                  Common
                             Spring, TX  77388

      00030                  Colton, Bruce K. & Susan B.                      10,000 SH
                             760 Huntington Drive                             Preferred
                             Erie, PA  16505

      00076                  Dabah, Ivette & Morris                            4,000 SH
                             1840 E. 8th Street                                 Common
                             Brooklyn, NY  11223

      00062                  Deison, R.A.                                    248,500 SH
                             307 N. San Jacinto                                 Common
                             Conroe, TX  77301

      00027                  Fenton, John                                        500 SH
                             301 Woodridge Ln                                   Common
                             Media, PA  19063

      00080                  Flowers, John Examiner of Bankruptcy          1,189,250 SH
                             Estates of James E. Turner & Entek C              Common
                             900 Jackson, Suite 120                          Restricted
                             Dallas, TX  75202                               166,750 SH
                                                                               Common
                                                                           Unrestricted

      00017                  Fowler, H. Doyle
                             c/o Jeffrey H. Conner
                             3301 66th Street, Suite B
                             Lubbock, TX  79413

      00048                  Frank, Stephen                                    3,000 SH
                             5310 E. 31st Street                                Common
                             Tulsa, OK  74135

      00046                  Getchell, Robert C.                               2,000 SH
                             5621 S.O.M. Center Road                            Common
                             Willoughby, OH  44094

      00044                  Getchell, Robert J.                               2,700 SH
                             610 Oneok Plaza                                    Common
                             100 West 5th Street
                             Tulsa, OK  74103

      00047                  Gordon, George David, Jr.                       360,450 SH
                             610 Oneok Plaza                                  177,500
                             100 West 5th Street                             Restricted
                             Tulsa, OK  74103

      00071                  Harper, Thomas E.                                 2,000 SH
                             2399 1/2 Via Del Robles                            Common
                             Fallbrook, CA  92028

      00029                  Henley, Michael and Sandra
                             7608 Veal Station Road
                             Weatherford, TX  76086

      00008                  Herring, Dwayne W. Margaret A.                    1,000 SH
                             4200 Ridgecrest #7                                 Common
                             Amarillo, TX  79109

      00037                  Jarrett, Victor L.                                  500 SH
                             1283 Nostrand Avenue                               Common
                             Brooklyn, NJ  11226-1511

      00028                  Kelling, Rudy A.                                    400 SH
                             1009 Oakridge                                      Common
                             Brenham, TX  77833

      00045                  Klenda, Gordon & Getchell, P.C.                  44,700 SH
                             610 Oneok Plaza                                    Common
                             100 West 5th Street
                             Tulsa, OK  74103

      00015                  Knezek, Debbie J.                                 1,000 SH
                             4244 West 14th                                     Common
                             Amarillo, TX  79106

      00043                  Law, Frank R., M.D.                              23,700 SH
                             c/o Greenbaum & Ferentz                            Common
                             500 Newport Center Dr., 2nd Floor
                             Newport Beach, CA  92860

      00038                  Lawrence, Dan L.                                    500 SH
                             c/o Amanda D. Lawrence, UTMA                       Common
                             1974 Acorn Road
                             San Marcos, CA  92069

      00039                  Lawrence, Kelli                                  25,000 SH
                             1974 Acorn Road                                    Common
                             San Marcos, CA  92069

      00070                  Mohtashemi, Ali A.                               12,402 SH
                             1118 Fairlawn Dr.                                  Common
                             Duncanville, TX  75116

      00069                  Parker, Bruce                                     1,231 SH
                             101 E. Walnut
                             Rogers, AR  72756

      00031                  Peacock, Warren G.                                2,000 SH
                             1705 S. 93rd E. Ave.                               Common
                             Tulsa, OK  74102-8426

      00049                  Progressive Capital Corporation                   5,400 SH
                             17323 Ventura Blvd., Suite 110                     Common
                             Encino, CA  91316

      00032                  Prudential Securities                             5,000 SH
                             FBO Perry D. Snavely, Jr.                          Common
                             10440 N. Central Expressway
                             Dallas, TX  75231

      00068                  Repetti, Steve                                   19,000 SH
                             25 Clarissa Dr.                                    Common
                             Syosset, NY  11791-3712

      00050                  Rimer, Ira N.                                   525,059 SH
                             17323 Ventura Blvd., Suite 110                    177,500
                             Encino, CA  91316                                  Common

      00051                  Rimer, Ira N.
                             17323 Ventura Blvd., Suite 110
                             Encino, CA  91316

      00041                  S & S Electric Supply, Inc.
                             2700 Stringer Drive
                             Brenham, TX  77833

      00066                  Samek, Alan                                      30,000 SH
                             36 Montana St.                                     Common
                             Syosset, NY  11791-3117

      00024                  Schindehette, Walter & Annegret                     200 SH
                             Rt. 3, Box 685                                     Common
                             Brenham, TX  77833-9605

      00067                  Suitic, David                                    60,000 SH
                             65 Wynjum Ave.                                     Common
                             Merrick, NY  11566-4036

      00052                  Tsay, Jeffrey J.                                 28,000 SH
                             2110 Stonehill Ct                                  Common
                             Arlington, TX  76012

      00040                  Turner, David O.                                  5,970 SH
                             4309 Versailles                                    Common
                             Dallas, TX  75205

      00025                  Turner, Donald & Catherine                       75,000 SH
                             6586 Chicory Court                                 Common
                             Dallas, TX  75214

      00072                  Turner, Joseph W.                                10,000 SH
                             4343 S. Jamestown                                  Common
                             Tulsa, OK  74135

                             TOGETHER WITH INTEREST
                           LISTED ON SECURITY HOLDER
                         LIST AS OF NOVEMBER 17, 1994,
                       AS SHOWN ON LIST OF EQUITY HOLDERS
                       FILED BY DEBTOR ON APRIL 19, 1995


                         PROOF OF INTEREST -- DISPUTED
                         -----------------------------

 PROOF OF CLAIM NO.                 NAME                     AMOUNT
 ------------------                 ----                     ------
       00074                  Nichols, Donald R.             317,200 SH
                              7120 Church Park
                              Fort Worth, TX 76133


                                                                       Exhibit G


                               FORM OF WARRANTS

Class A Warrant No.                                Right to Purchase      Shares
                    ----                                             ----

                        Reconversion Technologies, Inc.
                            a Delaware corporation

                    CLASS A WARRANT TO PURCHASE COMMON STOCK

Registered Owner:
                 -----------------------

     Pursuant to the Plan of Reorganization approved in In re: Reconversion
                                                        -------------------
Technologies, Inc., Case No. 95-00821-W, in the United States Bankruptcy Court
------------------
for the Northern District of Oklahoma, Reconversion Technologies, Inc., a Delaware corporation, (the "Company") hereby grants the following rights to the Registered Owner of this Warrant:

     1.   ISSUE  Upon due exercise pursuant to Section 3 below, the Company
          -----
shall issue to the Registered Owner ________ shares of the Company's common stock, par value $.0001 per share, (the "Common Stock"). The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." This Warrant shall be exercisable at any time and from time to time from the date hereof until [TWELVE MONTHS AFTER THE EFFECTIVE DATE] .
                           -------------------------------------------

     2.   EXERCISE PRICE.  The exercise price (the "Exercise Price") per share
          --------------
for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be $1.00.

     3.   EXERCISE.  This Warrant may be exercised by the Registered Owner
          --------
hereof (but only on the conditions hereinafter set forth) as to all or any increment or increments of One Hundred (100) Shares (or the balance of the shares if less than such number), upon delivery of written notice in the form of Exhibit A to this Warrant to the Company at the following address:
_________________, or such other address as the Company shall designate in written notice to the Registered Owner hereof, together with this Warrant and payment to the Company of the aggregate Exercise Price of the shares so purchased. The Exercise Price shall be payable by certified or bank check.
Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable execute and deliver to the Registered Owner of this Warrant a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Registered Owner. If this Warrant shall be exercised with respect to less than all of the Shares, the Registered Owner shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any shares upon exercise of this Warrant.

     4.   COVENANTS OF THE COMPANY.  The Company covenants and agrees that all
          ------------------------
Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

     5.   TRANSFER OF WARRANT. Subject to any restrictions hereon, this Warrant
          -------------------
may be transferred, in whole or in part, by presentation of the Warrant to the Company with written instructions for such transfer in the form of Exhibit B to this Warrant. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instruction. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Warrants under this Section.

     6.   REGISTERED OWNER NOT SHAREHOLDER. Except as otherwise provided herein,
          --------------------------------
this Warrant does not confer upon the Registered Owner, as such, any right whatsoever as a shareholder of the Company.

     7.   ADJUSTMENT UPON CHANGES IN STOCK.
          --------------------------------

     (a) If all or any portion of this Warrant shall be exercised subsequent to any stock split, stock dividend, recapitalization, combination of shares of the Company, or other similar event, occurring after the date hereof, then the Registered Owner exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which such Registered Owner would have received if this Warrant had been exercised immediately prior to such stock split, stock dividend, recapitalization, combination of shares, or other similar event. If any adjustment under this
Section 7(a), would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward.

     (b) If all or any portion of this Warrant shall be exercised subsequent to any merger, consolidation, exchange of shares, separation, reorganization or liquidation of the Company, or other similar event, occurring after the date hereof, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, or the Registered Owner of Common Stock are entitled to receive cash or other property, then the Registered Owner exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares, cash or other property which such Registered Owner would have received if this Warrant had been exercised immediately prior to such merger, consolidation, exchange of shares, separation, reorganization or liquidation, or other similar event. If any adjustment under this Section 7(b) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward.

     IN WITNESS WHEREOF, the Company has signed this Warrant by its duly authorized officer this ____ day of ________, 1997.

                                                 RECONVERSION TECHNOLOGIES, INC.

[SEAL]
                                                 By:
                                                    ----------------------------
                                                      Joel C. Holt, President
ATTEST:


--------------------------------
Marianne Smith, Secretary


ADDITIONAL PROVISION FOR WARRANTS ISSUED TO UNDERWRITERS AND AFFILIATES

      8.  Restrictions on Transfer  Neither this Warrant nor the Shares have
          ------------------------
been registered under the Securities Act of 1933, as amended ("Securities Act") or any state securities laws ("Blue Sky Laws"). This Warrant may not be sold or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws. Transfer of the shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall bear substantially the following legend:

     THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

                                                                       Exhibit A
                                 Exercise Form

The undersigned hereby: (1) irrevocably subscribes for and offers to purchase ____ Shares of Common Stock of Reconversion Technologies, Inc., pursuant to the Warrant to which this exhibit is attached; (2) encloses payment of $______ for these Shares at a price of $1.00 per share; and (3) requests that a certificate for the Shares be issued in the name of the undersigned and delivered to the undersigned at the address specified below.

Date:
     -------------           ---------------------------------------------------
                             (Please sign exactly as your name appears on the Warrant)


                             ---------------------------------------------------

                             ---------------------------------------------------
                             (Address of Warrant holder)


                             Warrant holder's social security number
                                                                    ------------

                             Signature guaranteed by:


                             ---------------------------------------------------


                                                                       Exhibit B
                          Transfer or Assignment Form

For value received, the undersigned hereby sells, assigns and transfers to:

Name:
     ---------------------------------------------------------------------------

Address:
        ------------------------------------------------------------------------

Social Security No.:
                    ------------------------------------------------------------

this Warrant and irrevocably appoints __________________________ attorney (with full power of substitution) to transfer this Warrant on the books of
_______________________________.


Date:
     -------------           ---------------------------------------------------
                             (Please sign exactly as your name appears on the Warrant)



                             Warrant holder's social security number
                                                                    ------------

                             Signature guaranteed by:


                             ---------------------------------------------------

Class B Warrant No.                                Right to Purchase      Shares
                    ----                                             ----

                        Reconversion Technologies, Inc.
                             a Delaware corporation

                    CLASS B WARRANT TO PURCHASE COMMON STOCK

Registered Owner:
                   -----------------------
     Pursuant to the Plan of Reorganization approved in In re: Reconversion
                                                        -------------------
Technologies, Inc., Case No. 95-00821-W, in the United States Bankruptcy Court
------------------
for the Northern District of Oklahoma, Reconversion Technologies, Inc., a Delaware corporation, (the "Company") hereby grants the following rights to the Registered Owner of this Warrant:

     1.   ISSUE  Upon due exercise pursuant to Section 3 below, the Company
          -----
shall issue to the Registered Owner ________ shares of the Company's common stock, par value $.0001 per share, (the "Common Stock"). The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." This Warrant shall be exercisable at any time and from time to time
from the date hereof until   [FIFTEEN MONTHS AFTER THE EFFECTIVE DATE]  .
                           ---------------------------------------------

     2.   EXERCISE PRICE.  The exercise price (the "Exercise Price") per share
          --------------
for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be $1.00.

     3.   EXERCISE.  This Warrant may be exercised by the Registered Owner
          --------
hereof (but only on the conditions hereinafter set forth) as to all or any increment or increments of One Hundred (100) Shares (or the balance of the shares if less than such number), upon delivery of written notice in the form of Exhibit A to this Warrant to the Company at the following address:
_________________, or such other address as the Company shall designate in written notice to the Registered Owner hereof, together with this Warrant and payment to the Company of the aggregate Exercise Price of the shares so purchased. The Exercise Price shall be payable by certified or bank check.
Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable execute and deliver to the Registered Owner of this Warrant:

          (a) A certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder, and

          (b) A Class C Warrant as described in the Plan of Reorganization described above to purchase up to the same total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder.

If this Warrant shall be exercised with respect to less than all of the Shares, the Registered Owner shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any shares upon exercise of this Warrant.

     4.   COVENANTS OF THE COMPANY.  The Company covenants and agrees that all
          ------------------------
Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

     5.   TRANSFER OF WARRANT. Subject to any restrictions hereon, this Warrant
          -------------------
may be transferred, in whole or in part, by presentation of the Warrant to the Company with written instructions for such transfer in the form of Exhibit B to this Warrant. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instruction. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Warrants under this Section.

     6.   REGISTERED OWNER NOT SHAREHOLDER. Except as otherwise provided herein,
          --------------------------------
this Warrant does not confer upon the Registered Owner, as such, any right whatsoever as a shareholder of the Company.

     7.   ADJUSTMENT UPON CHANGES IN STOCK.
          --------------------------------

     (a) If all or any portion of this Warrant shall be exercised subsequent to any stock split, stock dividend, recapitalization, combination of shares of the Company, or other similar event, occurring after the date hereof, then the Registered Owner exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which such Registered Owner would have received if this Warrant had been exercised immediately prior to such stock split, stock dividend, recapitalization, combination of shares, or other similar event. If any adjustment under this
Section 7(a), would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward.

     (b) If all or any portion of this Warrant shall be exercised subsequent to any merger, consolidation, exchange of shares, separation, reorganization or liquidation of the Company, or other similar event, occurring after the date hereof, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, or the Registered Owner of Common Stock are entitled to receive cash or other property, then the Registered Owner exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares, cash or other property which such Registered Owner would have received if this Warrant had been exercised immediately prior to such merger, consolidation, exchange of shares, separation, reorganization or liquidation, or other similar event. If any adjustment under this Section 7(b) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward.

     IN WITNESS WHEREOF, the Company has signed this Warrant by its duly authorized officer this ____ day of ________, 1997.

                                                 RECONVERSION TECHNOLOGIES, INC.

[SEAL]
                                                 By:
                                                    ----------------------------
                                                      Joel C. Holt, President
ATTEST:


--------------------------------
Marianne Smith, Secretary

ADDITIONAL PROVISION FOR WARRANTS ISSUED TO UNDERWRITERS AND AFFILIATES

      8.  Restrictions on Transfer  Neither this Warrant nor the Shares have
          ------------------------
been registered under the Securities Act of 1933, as amended ("Securities Act") or any state securities laws ("Blue Sky Laws"). This

Warrant may not be sold or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws. Transfer of the shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall bear substantially the following legend:

     THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

                                                                       Exhibit A
                                 Exercise Form

The undersigned hereby: (1) irrevocably subscribes for and offers to purchase ____ Shares of Common Stock of Reconversion Technologies, Inc., pursuant to the Warrant to which this exhibit is attached; (2) encloses payment of $______ for these Shares at a price of $1.00 per share; and (3) requests that a certificate for the Shares be issued in the name of the undersigned and delivered to the undersigned at the address specified below.

Date:
     -------------           ---------------------------------------------------
                             (Please sign exactly as your name appears on the Warrant)


                             ---------------------------------------------------

                             ---------------------------------------------------
                             (Address of Warrant holder)


                             Warrant holder's social security number
                                                                    ------------

                             Signature guaranteed by:


                             ---------------------------------------------------


                                                                       Exhibit B
                          Transfer or Assignment Form

For value received, the undersigned hereby sells, assigns and transfers to:

Name:
     ---------------------------------------------------------------------------

Address:
        ------------------------------------------------------------------------

Social Security No.:
                    ------------------------------------------------------------

this Warrant and irrevocably appoints __________________________ attorney (with full power of substitution) to transfer this Warrant on the books of
_______________________________.


Date:
     -------------           ---------------------------------------------------
                             (Please sign exactly as your name appears on the Warrant)


                             Warrant holder's social security number
                                                                    ------------

                             Signature guaranteed by:


                             ---------------------------------------------------

Class C Warrant No.                                Right to Purchase      Shares
                    ----                                             ----

                        Reconversion Technologies, Inc.
                            a Delaware corporation

                   CLASS C WARRANT TO PURCHASE COMMON STOCK

Registered Owner:
                   -----------------------

     Pursuant to the Plan of Reorganization approved in In re: Reconversion
                                                        -------------------
Technologies, Inc., Case No. 95-00821-W, in the United States Bankruptcy Court
------------------
for the Northern District of Oklahoma, Reconversion Technologies, Inc., a Delaware corporation, (the "Company") hereby grants the following rights to the Registered Owner of this Warrant:

     1.   ISSUE  Upon due exercise pursuant to Section 3 below, the Company
          -----
shall issue to the Registered Owner ________ shares of the Company's common stock, par value $.0001 per share, (the "Common Stock"). The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." This Warrant shall be exercisable at any time and from time to time
from the date hereof until   [EIGHTEEN MONTHS AFTER THE EFFECTIVE DATE]   .
                           -----------------------------------------------

     2.   EXERCISE PRICE.  The exercise price (the "Exercise Price") per share
          --------------
for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be $1.75.

     3.   EXERCISE.  This Warrant may be exercised by the Registered Owner
          --------
hereof (but only on the conditions hereinafter set forth) as to all or any increment or increments of One Hundred (100) Shares (or the balance of the shares if less than such number), upon delivery of written notice in the form of Exhibit A to this Warrant to the Company at the following address:
_________________, or such other address as the Company shall designate in written notice to the Registered Owner hereof, together with this Warrant and payment to the Company of the aggregate Exercise Price of the shares so purchased. The Exercise Price shall be payable by certified or bank check.
Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable execute and deliver to the Registered Owner of this Warrant a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Registered Owner. If this Warrant shall be exercised with respect to less than all of the Shares, the Registered Owner shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any shares upon exercise of this Warrant.

     4.   COVENANTS OF THE COMPANY.  The Company covenants and agrees that all
          ------------------------
Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

     5.   TRANSFER OF WARRANT. Subject to any restrictions hereon, this Warrant
          -------------------
may be transferred, in whole or in part, by presentation of the Warrant to the Company with written instructions for such transfer in the form of Exhibit B to this Warrant. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instruction. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Warrants under this Section.

     6.   REGISTERED OWNER NOT SHAREHOLDER. Except as otherwise provided herein,
          --------------------------------
this Warrant does not confer upon the Registered Owner, as such, any right whatsoever as a shareholder of the Company.

     7.   ADJUSTMENT UPON CHANGES IN STOCK.
          --------------------------------

     (a) If all or any portion of this Warrant shall be exercised subsequent to any stock split, stock dividend, recapitalization, combination of shares of the Company, or other similar event, occurring after the date hereof, then the Registered Owner exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which such Registered Owner would have received if this Warrant had been exercised immediately prior to such stock split, stock dividend, recapitalization, combination of shares, or other similar event. If any adjustment under this
Section 7(a), would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward.

     (b) If all or any portion of this Warrant shall be exercised subsequent to any merger, consolidation, exchange of shares, separation, reorganization or liquidation of the Company, or other similar event, occurring after the date hereof, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, or the Registered Owner of Common Stock are entitled to receive cash or other property, then the Registered Owner exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares, cash or other property which such Registered Owner would have received if this Warrant had been exercised immediately prior to such merger, consolidation, exchange of shares, separation, reorganization or liquidation, or other similar event. If any adjustment under this Section 7(b) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward.

     IN WITNESS WHEREOF, the Company has signed this Warrant by its duly authorized officer this ____ day of ________, 1997.


                              RECONVERSION TECHNOLOGIES, INC.


                              By:
                                   -----------------------------
                                    Joel C. Holt, President
[SEAL]


ATTEST:


-----------------------------
Marianne Smith, Secretary

ADDITIONAL PROVISION FOR WARRANTS ISSUED TO UNDERWRITERS AND AFFILIATES

      8.  Restrictions on Transfer  Neither this Warrant nor the Shares have
          ------------------------
been registered under the Securities Act of 1933, as amended ("Securities Act") or any state securities laws ("Blue Sky Laws"). This Warrant may not be sold or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws. Transfer of the shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall bear substantially the following legend:

     THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

                                                                       Exhibit A
                                 Exercise Form

The undersigned hereby: (1) irrevocably subscribes for and offers to purchase ____ Shares of Common Stock of Reconversion Technologies, Inc., pursuant to the Warrant to which this exhibit is attached; (2) encloses payment of $______ for these Shares at a price of $1.75 per share; and (3) requests that a certificate for the Shares be issued in the name of the undersigned and delivered to the undersigned at the address specified below.

Date:
     -------------           ---------------------------------------------------
                             (Please sign exactly as your name appears on the Warrant)


                             ---------------------------------------------------

                             ---------------------------------------------------
                             (Address of Warrant holder)


                             Warrant holder's social security number
                                                                    ------------

                             Signature guaranteed by:


                             ---------------------------------------------------



                                                                       Exhibit B
                          Transfer or Assignment Form

For value received, the undersigned hereby sells, assigns and transfers to:

Name:
     ---------------------------------------------------------------------------

Address:
        ------------------------------------------------------------------------

Social Security No.:
                    ------------------------------------------------------------

this Warrant and irrevocably appoints __________________________ attorney (with full power of substitution) to transfer this Warrant on the books of
_______________________________.


Date:
     -------------           ---------------------------------------------------
                             (Please sign exactly as your name appears on the Warrant)


                             Warrant holder's social security number
                                                                    ------------

                             Signature guaranteed by:


                             ---------------------------------------------------

                                                                       Exhibit H


                             FORM OF AMENDMENT TO
                         CERTIFICATE OF INCORPORATION

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                        RECONVERSION TECHNOLOGIES, INC.

     RECONVERSION TECHNOLOGIES, INC. a corporation organized and existing under the laws of Delaware (the "Company") for the purposes of (a) amending Article Fourth of its Certificate of Incorporation, (b) effecting a one-for-eight reverse stock split of its issued and outstanding Common Stock, and (c) effecting a reclassification of each issued and outstanding share of Preferred Stock, into 1.358596 shares of Common Stock (post reverse stock split), HEREBY CERTIFIES as follows:

     FIRST: Article Fourth of the Company's Certificate of Incorporation is hereby amended to read in its entirety as follows:

          "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Sixty Million (60,000,000). The par value of each of said shares is $.0001. All such shares are of one class and are shares of common stock without cumulative voting rights and without any preemptive rights. The Corporation shall not be authorized to issue non-voting equity securities."

     SECOND:   Simultaneously with the effective date of this Certificate (the
"Effective Date"), each share of the Company's Common Stock, par value $.0001 per share, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into one-eighth (1/8) of a share of the Company's Common Stock, par value $.0001 per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Common Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Common Certificates for cancellation together with the release and other documents contemplated on the Plan of Reorganization hereinafter described, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Common Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Common Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares as provided below) pursuant to the provision hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. A holder of Old Common Certificates shall receive, in lieu of any fraction of a share of New Common Stock to which the holder would otherwise be entitled, a cash payment therefor on the basis of $1.00 per share. If more than one Old Common Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued, shall be computed on the basis of the aggregate number of shares represented by the Old Common Certificates so surrendered. In the event that the Company determines that a holder of Old Common Certificates has not tendered all his certificates for exchange, the Company shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Common Certificates surrendered for exchange are issued, the Old Common Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Common Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Company that such taxes are not payable. From and after the Effective Date the aggregate amount of capital represented by shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the aggregate amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

     THIRD: Immediately following the foregoing reverse stock split, each share of the Company's Preferred Stock, par value $.0001 per share, issued and outstanding immediately prior to the Effective Date shall automatically and without any action on the part of the holder thereof be reclassified as and changed into 1.358596 shares of New Common Stock (subject to the treatment of fractional share interests as described below) and all powers, preferences, privileges, voting and other special or relative rights and qualifications of the Company's Preferred Stock, including priorities with respect to dividends and liquidation and rights in respect of accumulated dividends and sinking fund payments existing on the Effective Date, shall terminate and be of no further force and effect. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Preferred Stock (the "Old Preferred Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Preferred Certificates for cancellation together with the release and other documents contem plated on the Plan of Reorganization, a certificate or certificates (the "New Preferred Certificates," whether one or more) representing the number of whole shares of New Common Stock into which and for which the shares of the Company's Preferred Stock, formerly represented by such Old Preferred Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Preferred Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares as provided below) pursuant to the provisions hereof. No certificates or scrip repre senting fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. A holder of Old Preferred Certificates shall receive, in lieu of any fractions of a share of the Company's Common Stock to which the holder would otherwise be entitled, a cash payment therefor on the basis of $1.00 per share. If more than one Old Preferred Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of the Company's Common Stock for which certificates shall be issued, shall be computed on the basis of the aggregate number of shares represented by the Old Preferred Certificates so surrendered. In the event that the Company determines that a holder of Old Preferred Certificates has not tendered all his certificates for exchange, the Company shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Preferred Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Preferred Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Company that such taxes are not payable. From and after the Effective Date, the aggregate amount of capital represented by the shares of Common Stock into which and for which the shares of the Preferred Stock are reclassified under the terms hereof shall be the same as the aggregate amount of capital represented by the shares of the Preferred Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

     FOURTH: The foregoing amendment to Article Fourth of the Certificate of Incorporation of the Company, the one-for-eight reverse stock split of the Company's issued and outstanding Common Stock, and the reclassification of each issued and outstanding share of the Company's Preferred Stock into 1.358596 shares of New Common Stock were confirmed in a Plan of Reorganization for the Company by the decree of the Bankruptcy Court in In re: Reconversion
                                                 -------------------
Technologies, Inc., Case No. 95-00821-W, in
------------------
the United States Bankruptcy Court for the Northern District of Oklahoma, and are made and filed in accor dance with the provisions of Section 303 of the General Corporation Law of the State of Delaware.

     FIFTH:  This Certificate shall be effective upon filing.

     IN WITNESS WHEREOF, Reconversion Technologies, Inc. has caused this Certificate of Amendment to be executed in accordance with the Plan of Reorganization described herein as of the ____ day of ________, 1997.


                              RECONVERSION TECHNOLOGIES, INC.


                              By:
                                  ------------------------------
                                    Joel C. Holt, President
[SEAL]


ATTEST:


-----------------------------
Marianne Smith, Secretary